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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

DineEquity, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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450 North Brand Boulevard
Glendale, California 91203
(866) 995-DINE

Dear Fellow Stockholders:

We are pleased to invite you to attend the 2011 Annual Meeting of Stockholders of DineEquity, Inc. to be held on May 17, 2011, at 9:00 a.m., local time, at our offices located at 450 North Brand Boulevard, Glendale, California 91203. You will be asked to vote on the election of three Class II directors, the ratification of the selection of our independent auditor, Ernst & Young LLP, the approval of our 2011 Stock Incentive Plan, the approval, in a non-binding vote, of the compensation of our named executive officers, and the determination, in a non-binding vote, of whether a stockholder vote to approve our named executive officer compensation should occur every one, two or three years.

In addition to the formal items of business at our 2011 Annual Meeting of Stockholders, we will review the major Company developments over the past year and share with you some of our plans for the future. You will have an opportunity to ask questions and express your views to the Board of Directors and senior management of the Company. In addition, representatives of Ernst & Young LLP are expected to be present.

Whether or not you are able to attend the annual meeting in person, it is important that your shares be represented. You can vote your shares using the Internet or a toll-free telephone number, or by completing and returning the enclosed proxy card by mail. Instructions on each of these voting methods are outlined in the enclosed Proxy Statement. Please vote as soon as possible. The enclosed Proxy Statement and the accompanying form of proxy card are being first sent or given to stockholders on or about April 13, 2011.

Thank you for your ongoing support of, and continued interest in, DineEquity, Inc. We look forward to seeing you on May 17th.

Sincerely yours,

Julia A. Stewart
Chairman and Chief Executive Officer

450 North Brand Boulevard
Glendale, California 91203
(866) 995-DINE

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 17, 2011

To the Stockholders of DineEquity, Inc.:

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Stockholders (the "Annual Meeting") of DineEquity, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices located at 450 North Brand Boulevard, Glendale, California 91203, on Tuesday, May 17, 2011, at 9:00 a.m., local time, for the following purposes as more fully described in the accompanying proxy statement:

  (1)
  To elect three Class II directors;

  (2)
  To ratify the appointment of Ernst & Young LLP as the Company's independent auditor for the fiscal year ending December 31, 2011;

  (3)
  To approve the adoption of the Dine Equity, Inc. 2011 Stock Incentive Plan;

  (4)
  To approve, in a non-binding vote, the compensation of the Company's named executive officers;

  (5)
  To determine, in a non-binding vote, whether a stockholder vote to approve the compensation of the Company's named executive officers should occur every one, two or three years; and

  (6)
  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 28, 2011, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. A list of such stockholders will be available for examination at the principal executive offices of the Company at least ten days prior to the Annual Meeting.

To assure that your interests will be represented, whether or not you plan to attend the Annual Meeting, please complete, sign and date the accompanying proxy card and promptly return it in the pre-addressed envelope provided, which requires no postage if mailed in the United States, or you may vote your shares using the Internet or a toll-free telephone number. Instructions for voting using the Internet or by toll-free telephone number are included on the proxy card.

All stockholders are cordially invited to attend the Annual Meeting in person. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

By Order of the Board of Directors,

Bryan R. Adel
Senior Vice President, Legal, General Counsel and Secretary

April 13, 2011
Glendale, California

Page
Questions and Answers	1
Important Note	5
PROPOSAL ONE: ELECTION OF THREE CLASS II DIRECTORS	5
Director Nominees	5
Continuing Directors	6
Corporate Governance	8
The Structure of the Board and the Lead Director	8
The Board's Role In Risk Oversight	9
Director Independence	9
Corporate Governance Guidelines	10
Director Attendance at Meetings	10
Non-Management Directors	10
Communications with the Board	10
Senior Management Evaluation	11
Corporate Ethics Hotline	11
Board Retirement Policy	11
Certain Relationships and Related Transactions	11
Board Committees and Their Functions	12
Nominating and Corporate Governance Committee	13
Board Nominations	13
Stockholder Nominations	14
Director Compensation	14
Security Ownership of Certain Beneficial Owners and Management	17
Section 16(a) Beneficial Ownership Reporting Compliance	19
Compensation Discussion and Analysis	20
Compensation Committee Report	30
Executive Compensation	31
Compensation Policies and Practices As They Relate to the Company's Risk Management	31
Summary Compensation Table	31
Stock Options and Stock Appreciation Rights	32
Grants of Plan-Based Awards in 2010	32
Outstanding Equity Awards at Fiscal Year-End 2010	34
Option Exercises and Stock Vested	35
Non-Qualified Deferred Compensation	35
Potential Payments Upon Termination or Change in Control	36
Securities Authorized for Issuance Under Equity Compensation Plans	38
Equity Compensation Plan Information	39
Compensation Committee Interlocks and Insider Participation	39
Executive Officers of the Company	39
Employment Agreements	40
Report of the Audit and Finance Committee	41
PROPOSAL TWO: RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE 2011 FISCAL YEAR	43
Independent Auditor Fees	43
PROPOSAL THREE: APPROVAL OF THE ADOPTION OF THE DINEEQUITY, INC. 2011 STOCK INCENTIVE PLAN	44
PROPOSAL FOUR: APPROVAL, IN A NON-BINDING VOTE, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	51
PROPOSAL FIVE: DETERMINATION, IN A NON-BINDING VOTE, OF WHETHER A STOCKHOLDER VOTE TO APPROVE OUR NAMED EXECUTIVE OFFICER COMPENSATION SHOULD OCCUR EVERY ONE, TWO OR THREE YEARS	52
Proposals of Stockholders	53
Other Business	53

450 North Brand Boulevard
Glendale, California 91203
(866) 995-DINE
QUESTIONS AND ANSWERS

PROXY STATEMENT
FOR 2011 ANNUAL MEETING OF STOCKHOLDERS

Q:    What am I voting on?

A:    The DineEquity, Inc. Board of Directors (the "Board") is requesting that stockholders vote on the following five proposals at the 2011 Annual Meeting of Stockholders (the "Annual Meeting"):

Proposal 1:    The election of three Class II directors.

Proposal 2:    The ratification of the appointment of Ernst & Young LLP as the Company's independent auditor for the fiscal year ending December 31, 2011.

Proposal 3:    The approval of the adoption of the Dine Equity, Inc. 2011 Stock Incentive Plan.

Proposal 4:    The approval, in a non-binding vote, of the compensation of the Company's named executive officers.

Proposal 5:    The determination, in a non-binding vote, of whether a stockholder vote to approve the compensation of the Company's named executive officers should occur every one, two or three years.

Q:    How does the Board recommend voting?

A:    The Board recommends that you vote your shares:

•
"FOR" each of the individuals nominated to serve as Class II directors;

•
"FOR" the ratification of the Audit and Finance Committee's appointment of Ernst & Young LLP as the Company's independent auditor;

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"FOR" the approval of the adoption of the Dine Equity, Inc. 2011 Stock Incentive Plan;

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"FOR" the approval of the compensation of the Company's named executive officers; and

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"FOR" every "3 YEARS" on the frequency of the stockholder vote to approve the compensation of the Company's named executive officers.

Q:    Who is entitled to vote?

A:    Only stockholders of record at the close of business on March 28, 2011 (the "Record Date") will be entitled to receive notice of, and to vote at, the Annual Meeting. As of the Record Date, there were outstanding 18,459,671 shares of common stock, par value $.01 per share (the "Common Stock"), and 34,900 shares of Series B Convertible Preferred Stock ("Preferred Stock"). The holders of Common Stock are entitled to one vote per share and the holders of the Preferred Stock are entitled to one vote for each share of Common Stock issuable upon conversion of the Preferred Stock as of the Record Date (17.72 votes per share). Stockholders of record of the Common Stock and the Preferred Stock may vote their shares either in person or by proxy. The presence in person or by proxy of 9,539,051 shares will constitute a quorum at the Annual Meeting.

Q:    What constitutes a "quorum"?

A:    A quorum is necessary to hold a valid meeting of stockholders. A quorum exists if the holders of a majority of the capital stock issued and outstanding and entitled to vote at the meeting are present in person or represented by proxy.

Q:    How do I cast my vote?

A:    If you hold your shares as a registered stockholder, you can vote in person at the Annual Meeting or you can vote by the Internet, telephone or mail. For directions to the Annual Meeting, please visit the Investor Info section of our website at http://www.dineequity.com.

If your stock is held through a broker or bank, you will receive voting instructions from your broker or bank describing how to vote your stock. The availability of Internet or telephone voting will depend upon the bank's or broker's voting processes.

Without your instructions, your broker or bank is permitted to use its discretion and vote your shares on certain routine matters (such as Proposal Two—ratification of the Company's independent auditor) but is not permitted to use its discretion and vote your shares on non-routine matters (such as Proposal One—the election of our Class II directors, Proposal Three—approval of the adoption of the Company's 2011 Stock Incentive Plan, Proposal Four—approval of the named executive officer compensation, or Proposal Five—determination of the frequency of the approval of the named executive officer compensation). Accordingly, we urge you to give your broker or bank instructions on voting your shares on all non-routine matters, including Proposals One, Three, Four and Five. Shares that are not permitted to be voted by your broker or banker are called "broker non-votes."

Whichever method you use, each valid proxy received in time will be voted at the Annual Meeting by the persons named on the proxy card in accordance with your instructions. To ensure that your proxy is voted, it should be received by the close of business on May 16, 2011.

If you submit a proxy card without giving instructions, your shares will be voted as recommended by the Board.

BNY Mellon Shareowner Services has been engaged as the independent inspector of election to tabulate stockholder votes at the Annual Meeting.

Q:    How will my stock be voted on other business brought up at the Annual Meeting?

A:    By signing and submitting your proxy card or voting your shares using the Internet or the toll-free telephone number, you authorize the persons named on the proxy card to use their discretion in voting on any other matter brought before the Annual Meeting. The Company does not know of any other business to be considered at the Annual Meeting.

Q:    Can I change my vote or revoke my proxy?

A:    Yes. You can change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by executing a later-voted proxy by the Internet, telephone or mail or by voting by ballot at the Annual Meeting.

Q:    What vote is necessary to pass the items of business at the Annual Meeting?

A:    Assuming a quorum is present at the Annual Meeting, the three director candidates will be elected if they receive a plurality of the votes cast. This means the nominees will be elected unless other candidates properly nominated for election receive a greater number of votes. However, no other candidates have been nominated. If you vote, your shares will be voted for election of all three of the director nominees unless you give instructions to "withhold" your vote for one or more director candidates. Withhold votes will not influence election results. Abstentions and broker non-votes are not recognized as to election of directors.

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on the proposal is required to approve all other proposals. In determining whether each of the other proposals has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal. Broker non-votes will have no impact since they are not considered shares entitled to vote on the proposal.

Q:    What is the date of distribution of this Proxy Statement and the proxies solicited hereby?

A:    We are sending this Proxy Statement and the proxies to our stockholders beginning on or about April 13, 2011.

Q:    What are the costs of this proxy solicitation?

A:    We hired Morrow & Co., LLC to help distribute materials and solicit votes for the Annual Meeting. We will pay them a fee of $7,500, plus out-of-pocket costs and expenses. We also reimburse banks, brokers, and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to you because they hold title to Company stock for you. In addition to using the mail, our directors, officers, employees, and agents may solicit proxies by personal interview, telephone, telegram, or otherwise, although they will not be paid any additional compensation. The Company will bear all expenses of solicitation.

Where to Find More Information about DineEquity, Inc.

Documents Filed with the Securities and Exchange Commission ("SEC")

•
This Proxy Statement is accompanied by the Company's 2010 Annual Report, which includes the Company's consolidated financial statements for the fiscal year ending December 31, 2010.

•
You can obtain any of the documents that we file with the SEC (including a copy of our 2010 Annual Report on Form 10-K) by contacting us or the SEC (see below for information on contacting the SEC). To obtain documents from us, please direct requests in writing or by telephone to:

        DineEquity, Inc.
        450 North Brand Boulevard
        Glendale, California 91203
        Telephone: (866) 995-DINE
        Attention: Secretary

We will send you the requested documents without charge, excluding exhibits. If you would like to request documents from us, including any documents we may subsequently file with the SEC prior to the Annual Meeting, please do so by May 7, 2011, so that you will receive them before the Annual Meeting. Alternatively, you may view these documents at the Investor Info section of our website at http://www.dineequity.com.

•
The Company files and furnishes annual, quarterly and current reports and other information, including proxy statements, with the SEC. You may read and copy any reports or other information that we file with or furnish to the SEC at:

        SEC's Public Reference Room
        100 F Street, N.E.
        Washington, D.C. 20549

You may also receive copies of these documents upon payment of a duplicating fee, by writing to the SEC's Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room in Washington, D.C. and other locations. Our SEC filings are also available to the public on the SEC's website (www.sec.gov).

Additional Information

There are a number of other sources for additional information on DineEquity, Inc., including:

•
The DineEquity, Inc. website. Our website at http://www.dineequity.com provides ongoing information about the Company and its performance along with copies of the charters of our board committees, and our corporate governance guidelines and ethics policies. In addition, the Investor Info section of the website includes links to the Company's filings with the SEC and recordings of recent investor conference calls with management. Please note that information contained on our website does not constitute part of this Proxy Statement.

The Company's 2011 Proxy Statement, Proxy Card and the 2010 Annual Report may be viewed online at http://bnymellon.mobular.net/bnymellon/din.

IMPORTANT NOTE

You should rely only on the information contained in this Proxy Statement to vote on the proposals at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated April 13, 2011. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, unless indicated otherwise herein, and the mailing of this Proxy Statement to stockholders shall not create any implication to the contrary.

PROPOSAL ONE: ELECTION OF THREE CLASS II DIRECTORS

The Board currently consists of 10 members and is divided into three classes of directors. Class II directors currently serve until the Annual Meeting in 2011, Class III directors serve until the Annual Meeting in 2012 and Class I directors serve until the Annual Meeting in 2013 (in each case, until their respective successors are duly elected and qualified). At the 2011 Annual Meeting, three Class II directors will be elected to serve a term of three years. Shares represented by the enclosed Proxy, if returned duly executed, or voted via the Internet or telephone, and unless instructions to the contrary are indicated thereon, will be voted for the nominees listed below.

Based on the recommendation of the Nominating and Corporate Governance Committee, the Board has designated the three nominees listed below for election as Class II directors of the Company to serve for a term of three years that will expire at the Company's 2014 Annual Meeting. The Board has also designated Ms. Julia A. Stewart to continue to serve as the Chairman of the Board.

No security holder that held a beneficial ownership interest in the Company's Common Stock of 5% or more for at least one year recommended any candidates to serve on the Board.

Your Proxy will be voted as specified thereon or, if no instructions are given, for the Board's nominees; however, the persons designated to vote Proxies reserve full discretion to vote the shares represented by the Proxies for the election of the remaining nominees and any substitute nominee or nominees designated by the Board in the event the nominee who would otherwise receive the votes is unavailable or unable to serve as a candidate for election as a director. The Board has no reason to believe that any of the nominees will be unavailable or unable to serve if elected.

The Board believes that each of the director nominees and continuing directors is well qualified to serve on the Board, and each of the nominees brings his or her particular business, industry and financial experience and expertise to the Board. The Board believes that the backgrounds and qualifications of all of the directors, considered as a group, provide a complementary blend of experience, knowledge and abilities.

DIRECTOR NOMINEES

The following paragraphs give the name and age of each director nominee, as well as each nominee's business experience over the last five years or more. Immediately following the description of each nominee's business experience is a description of the particular experience, skills and qualifications that were instrumental in the Nominating and Corporate Governance Committee's determination that he or she should serve as a director of the Company.

Class II Director—Terms to Expire 2014

Michael S. Gordon (age 75).    Mr. Gordon has served on the Company's Board since 1987, before the Company went public. In April 2006, he assumed the position of vice chairman of First Q Capital LLC. He served as chairman of StoneCreek Capital, Inc. (formerly The Gordon+Morris Group, Inc.) from January 2002 through March 2006. He served on the board of BSSI, Inc. from September 2004 until October 2007. Mr. Gordon is a member of the board, and has served as chairman of the board, of the

Orange County Performing Arts Center and the Pacific Symphony and is a member of the board of the Jewish Community Foundation of Orange County. Mr. Gordon's qualifications to sit on our Board include his experience in corporate finance, private equity and investment management and his experience on the boards of directors of private companies and non-profit organizations.

Larry A. Kay (age 64).    Mr. Kay has served on the Company's Board since 1987, before the Company went public. Mr. Kay served as the Board's Lead Director from May 2006 through December 2009. He served as Chairman of the Board from January 2003 until May 2006. From 1978 through 1993, Mr. Kay was employed by the Company in a variety of capacities, including General Counsel and Executive Vice President—Administration, from 1987 through 1993. Mr. Kay has served as Chief Executive Officer and Managing Member of BSG Technologies, LLC since 2008. Mr. Kay was a private consultant and investor from 1994 until 2008. He serves as director of Design Center Solutions, Inc. dba Bridgeway Media Group and is an honorary board member of the New Century Chamber Orchestra. Mr. Kay's qualifications to sit on our Board include his experience as the Company's Chairman and Lead Director, his experience as a consultant and private investor, his prior experience in senior management of the Company and his service on the boards of directors of private companies and non-profit organizations.

Julia A. Stewart (age 55).    Ms. Stewart serves as Chairman and Chief Executive Officer of DineEquity, Inc. She has served on the Company's Board since December 2001 and became Chairman in May 2006. She has served as the Company's Chief Executive Officer and President since May 2002 and had served as the Company's President and Chief Operating Officer from December 2001 until May 2002. Ms. Stewart served as President, Domestic Division, of Applebee's International, Inc. from October 1998 to August 2001. Ms. Stewart has served on the board of directors of Avery Dennison Corporation since January 2003. She is a board member of the non-profit boards of UCLA Anderson School of Management-Board of Visitors and the Children's Bureau. Ms. Stewart's qualifications to sit on our Board include her experience as the Company's Chairman and Chief Executive Officer, her extensive experience in the restaurant industry and her experience on the boards of directors of a public company and non-profit organizations.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL OF THE NOMINEES NAMED ABOVE FOR DIRECTOR.

 CONTINUING DIRECTORS

Class III Director—Terms to Expire 2012

H. Frederick Christie (age 77).    Mr. Christie has served on the Company's Board since 1992. He is an independent consultant and has served on the board of directors of Ducommun, Incorporated since 1985, Southwest Water Co. from 1995 until 2010, and AECOM Technology Corp from 1990 until March 2011. Beginning in 1972, he has served as a director or trustee of various mutual funds operated by Capital Research and Management Company. Mr. Christie also served as a director of Valero L.P. from 2002 until 2005. From 1987 to 1990, he served as president and chief executive officer of The Mission Group. He is chairman emeritus of the Natural History Museum of Los Angeles County. Mr. Christie's qualifications to sit on our Board include his experience in senior management of public companies, including service as chairman, chief executive officer, president, chief operating officer and chief financial officer, and experience on the boards of directors of public companies and non-profit organizations.

Richard J. Dahl (age 59).    Mr. Dahl currently serves as the Company's Lead Director, a position he has held since January 2010. He has served on the Company's Board since February 2004. Since August 2011, Mr. Dahl has served as the chairman of the board and as the president and chief executive officer of the James Campbell Company LLC. He has served as chairman of the board of International

Rectifier Corporation since May 2008. Previously, Mr. Dahl served on the board of directors and as president and chief operating officer of Dole Food Company, Inc. from July 2004 through July 2007. He is a member of the boards of directors of International Rectifier Corporation, and IDACORP, Inc. and its principal subsidiary, Idaho Power Company. Mr. Dahl's qualifications to sit on our Board include his experience in senior management of public and private companies, including service as chairman, president, chief executive officer, chief operating officer and chief financial officer, his experience on the board of directors of public companies, including service as chairman of the audit committees of two public companies, including DineEquity, Inc., and his experience as a certified public accountant.

Patrick W. Rose (age 69).    Mr. Rose has served on the Company's Board since 1992. He is a private investor. Mr. Rose served as chairman of the board, president and chief executive officer of Bumble Bee Seafoods, Inc. from June 1985 to August 1988. He served as chairman of the board, president and chief executive officer of Van Camp Seafood, Inc., from March 1992 to August 1997. He served on the board of directors of Birds Eye Foods, Inc. from 2003 until December 2009 and has served as United States commissioner to the Inter-American Tropical Tuna Commission since 2003. Mr. Rose has also served as chairman of the board of Chart House Enterprises, Inc. Mr. Rose's qualifications to sit on our Board include his experience in senior management of private companies, including service as chairman, chief executive officer, president and chief operating officer, his experience in marketing and his experience on the boards of directors of private companies.

Class I Director—Term to Expire 2013

Howard M. Berk (age 46).    Mr. Berk has served on the Company's Board since February 2009. Since 2002, Mr. Berk has been a partner at MSD Capital, L.P., a private investment firm. From 1998 to 2002, Mr. Berk was managing director of TG Capital Corp., an investment group that manages the capital of a single family and acquires and invests in both public and private companies. From 1995 to 1998, Mr. Berk was with The Stenbeck Group, acquiring and managing businesses in multiple countries. Prior to that, he was with Goldman, Sachs & Co., where he worked in the Principal Investment area as well as the mergers and acquisitions department. Mr. Berk's qualifications to sit on our Board include his experience in dealing with public company boards of directors from a public investor perspective and his experience in finance and managing and investing private capital.

Daniel J. Brestle (age 65).    Mr. Brestle has served on the Company's Board since July 2009. Mr. Brestle most recently served as vice chairman and president of Estee Lauder Companies Inc. North America, a position he retired from in June 2009 after spending more than 30 years in leadership positions within the Lauder organization and its family of brands. During his tenure, he held numerous positions including chief operating officer and group president of Lauder's high growth specialty brands. Prior to these positions, he was president of the Estee Lauder, Clinique and Prescriptives brands. Prior to Estee Lauder, Mr. Brestle held various positions of increasing responsibility in distribution, manufacturing and operations at Johnson & Johnson and served in the United States Air Force. Mr. Brestle has served on the board of Airborne Inc. since October 2009 and served on the board of Abercrombie & Fitch from 2005 to 2007. Mr. Brestle's qualifications to sit on our Board include his experience in senior management at a multi-national consumer products public company, including experience in operations, manufacturing, marketing and brand-building, and his experience on the boards of directors of public companies.

Caroline W. Nahas (age 62).    Ms. Nahas has served on the Company's Board since 1992. She has held the position of managing director, Southern California, of Korn/Ferry International or similar positions since May 1998. She served as a member of the executive committee of Korn/Ferry International from December 1995 until August 1998. Ms. Nahas serves as chairman of the board of United Way of Greater Los Angeles and as a director of Whittier Holdings, Inc. and UCLA Anderson School of

Management-Board of Visitors. She previously served as a director of the Los Angeles Chamber of Commerce and Town Hall Los Angeles. Ms. Nahas' qualifications to sit on our Board include her experience in a senior executive position with a professional services firm, her expertise in executive recruiting, human resources and compensation matters and other for profit and not for profit board experience.

Gilbert T. Ray (age 66).    Mr. Ray has served on the Company's Board since 2004. He is a retired partner of O'Melveny & Myers LLP. Mr. Ray currently is a member of the boards of Advanced Auto Parts, Inc., DiamondRock Hospitality Company, Seasons Series Fund and SunAmerica Series Trust, Towers Watson & Company and The John Randolph Haynes and Dora Haynes Foundation. Mr. Ray's qualifications to sit on our Board include his experience as a corporate lawyer and counselor and experience in compensation and corporate governance issues as a result of his service on the boards of directors of public and private companies and non-profit organizations.

CORPORATE GOVERNANCE

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining the Company's integrity in the marketplace. The Board has adopted the DineEquity, Inc. Global Code of Conduct for Company employees and has also adopted the DineEquity, Inc. Code of Ethics for our Chief Executive Officer and Senior Financial Officers, as required by the SEC. In addition, the Company maintains the DineEquity, Inc. Code of Conduct for Non-Employee Directors, which, in conjunction with the Corporate Governance Guidelines, forms the framework for the governance of the Company. All of these documents can be found in the Corporate Governance section of the Company's website, http://www.dineequity.com, and are also available at no charge upon written request to the Secretary, DineEquity, Inc., 450 North Brand Boulevard, Glendale, California 91203.

The Structure of the Board and the Lead Director

The business and affairs of the Company are managed under the direction of the Board. Generally, it is management's responsibility to formalize, propose and implement strategic choices and the Board's role to approve strategic direction and evaluate strategic results, including both the performance of the Company and the performance of the Chief Executive Officer. The Board believes that the combined role of Chairman and Chief Executive Officer promotes the execution of the strategic responsibilities of the Board and management because the Chief Executive Officer is the director most familiar with the Company's business and industry and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.

Ms. Stewart has served as both the Chairman and Chief Executive Officer of the Company since May 2006. Because the Chairman is a member of management, the Board considers it useful and appropriate to designate a Lead Director to coordinate the activities of the independent directors. The presence of a Lead Director provides additional assurance as to the independence of the Board's oversight of management. Richard J. Dahl has served as the Lead Director since January 2010. Before Mr. Dahl, Larry A. Kay served as Lead Director beginning in May 2006. The Board has adopted specific responsibilities of the Lead Director, which include:

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  presiding over executive sessions of the independent directors;

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  coordinating and developing the agenda for executive sessions of the independent directors;

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  assuming the lead role on behalf of the independent directors to communicate to the Chairman any feedback from executive sessions;

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  serving as principal liaison between the independent directors and the Chairman on Board issues;

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  calling meetings of the independent directors;

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  coordinating with the Chairman the schedule of Board meetings and the agenda, time allocation and quality, quantity, appropriateness and timeliness of information provided for each Board meeting;

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  recommending, after consulting with the Chairman wherever appropriate, the retention of outside advisors and consultants who report directly to the Board on Board issues; and

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  serving as interim Chairman in the event of a vacancy in that position.

The Board believes that the combined role of Chairman and Chief Executive Officer together with an independent Lead Director having the responsibilities outlined above provides the appropriate balance between strategy development and independent oversight of senior management.

The Board's Role in Risk Oversight

The Board and each of its committees have an active role in overseeing management of the Company's risks. The Board regularly reviews information regarding the Company's strategic, financial and operational risks. The Company's Compensation Committee oversees the management of risks relating to the Company's compensation policies and practices. The Audit and Finance Committee oversees the management of risks associated with accounting, auditing, financial reporting and internal controls over financial reporting. The Audit and Finance Committee also assists the Board in its oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the qualifications and independence of the Company's independent auditor and the performance of the Company's independent auditor and the Company's internal audit function. The Audit and Finance Committee is responsible for reviewing and discussing the guidelines and policies governing the process by which senior management and the internal auditing department assess and manage the Company's exposure to risk, as well as the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures. The Nominating and Corporate Governance Committee oversees risks associated with Board organization, membership and structure, corporate governance, the independence of members of the Board and assessment of the Board members' performance and effectiveness. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Director Independence

The New York Stock Exchange ("NYSE") rules require listed companies to have a board of directors with at least a majority of independent directors. The Board has had a majority of independent directors since it went public in 1991.

Under the NYSE rules, a director qualifies as "independent" upon the Board affirmatively determining that he or she has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a material relationship with the Company). Based upon a review of the directors' backgrounds and business activities, the Board has determined that directors Howard M. Berk, Daniel J. Brestle, H. Frederick Christie, Richard J. Dahl, Michael S. Gordon, Larry A. Kay, Caroline W. Nahas, Gilbert T. Ray, and Patrick W. Rose have no other material relationship with the Company and therefore that they qualify as independent. In making its determination, the Board considered Mr. Berk's position as a partner of MSD Capital, L.P. and the fact that MSD Capital, L.P. may be deemed to beneficially own 2,512,356 shares of the Company's Common Stock. The Board also considered Mr. Dahl's position as the chairman of the board and the president and chief executive officer of the James Campbell Company and the fact that the Company leases space from a building owned by the James Campbell Company in Novato, California. For the year ended December 31, 2010, the Company paid rent to the James Campbell Company totaling approximately $178,969. The Company entered into the lease before Mr. Dahl joined the James Campbell Company. The Company does not believe that Mr. Dahl has a material direct or indirect interest in such lease.

The Company's Chief Executive Officer, Julia A. Stewart, does not qualify as an independent director.

Both the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and the NYSE rules require the Board to have an audit committee comprised solely of independent directors, and the NYSE rules also require the Board to have a compensation committee and a nominating and corporate governance committee, each of which is comprised solely of independent directors. The Company is in compliance with these requirements.

The Audit and Finance Committee Charter, the Compensation Committee Charter, and the Nominating and Corporate Governance Committee Charter can be found in the Corporate Governance section of the Company's website, http://www.dineequity.com, and are also available at no charge upon written request to the Secretary, DineEquity, Inc., 450 North Brand Boulevard, Glendale, California 91203.

Corporate Governance Guidelines

The Company has adopted corporate governance guidelines which can be found in the Corporate Governance section of our website, http://www.dineequity.com. In addition, printed copies of the Company's corporate governance guidelines are available at no charge upon request from the Secretary, DineEquity, Inc., 450 North Brand Boulevard, Glendale, California 91203, (866) 995-DINE.

Director Attendance at Meetings

All directors are expected to attend the Company's Annual Meeting. All of the directors attended the Company's 2010 Annual Meeting of Stockholders. In 2010, each director attended 75% or more of the total number of meetings held by the Board and all committees on which he or she served.

Non-Management Directors

The NYSE rules require that the non-management directors of a listed company meet regularly in executive session. The Company's non-management directors meet separately at each regular meeting of the Board and most committee meetings. The Lead Director, Richard J. Dahl, is not a member of management and presides during executive sessions of the Board.

Interested parties may express their concerns to the Company's non-management directors by contacting the Chairman of the Nominating and Corporate Governance Committee, care of the Secretary, DineEquity, Inc., 450 North Brand Boulevard, Glendale, California 91203. Interested parties may also submit their communications electronically to directors@dineequity.com. The Secretary will forward all such communications to the director(s) indicated to receive the communication, or if no recipient is indicated, to the Lead Director.

Communications with the Board

Stockholders may communicate with the Board by writing to DineEquity, Inc. Board of Directors, c/o Secretary, DineEquity, Inc., 450 North Brand Boulevard, Glendale, California 91203. Stockholders may also submit their communications electronically to directors@dineequity.com. The Secretary will forward all such communications to the director(s) indicated to receive the communication, or if no recipient is indicated, to the Lead Director.

 Senior Management Evaluation

The Compensation Committee annually evaluates the performance of the Chief Executive Officer in light of the goals and objectives of the Company's executive compensation plans, and approves the Chief Executive Officer's compensation level based on this evaluation.

Corporate Ethics Hotline

The Company maintains an ethics hotline, to allow any employee to express a concern or lodge a complaint, confidentially and anonymously, about any potential violation of the Company's Code of Conduct that is of concern.

Board Retirement Policy

In 2004, the Board resolved that effective with the 2005 Annual Meeting of Stockholders, no person may stand for election to serve as a member of the Company's Board if he or she shall have reached his or her 76th birthday. Under special circumstances, upon the recommendation of the Nominating and Corporate Governance Committee, and upon the consent and approval of a majority of the Board, a person who has reached his or her 76th birthday may be permitted to stand for election and serve on the Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board has adopted a Global Code of Conduct for officers and employees and a Code of Conduct for Non-Employee Directors. The Company's Global Code of Conduct provides that executive officers who encounter a potential or actual conflict of interest must fully disclose all facts and circumstances to the Company's Senior Vice President, Legal, General Counsel and Secretary, who will inform and seek a determination from the Audit and Finance Committee of the Board as to whether a conflict exists and the appropriate disposition of the matter. The Company's Code of Conduct for Non-Employee Directors provides that any director who becomes aware of any situation that involves, or reasonably may appear to involve, a conflict of interest with the Company must promptly bring it to the attention of the Company's Senior Vice President, Legal, General Counsel and Secretary or to the Chairman of the Audit and Finance Committee of the Board. Any waiver of any provision of the Global Code of Conduct for executive officers may be granted only by the Board. Any waiver of the Code of Conduct for Non-Employee Directors may be made only by the disinterested directors of the Board or the Audit and Finance Committee of the Board, and any such waiver shall be promptly disclosed to the Company's stockholders.

The Board and the Audit and Finance Committee review whether such waivers are in the best interests of the Company and its stockholders, taking into account all relevant factors. There were no waivers of the Global Code of Conduct for executive officers or of the Code of Conduct for Non-Employee Directors in 2010. The Company's Global Code of Conduct and Code of Conduct for Non-Employee Directors can be found in the Corporate Governance section of our website, http://www.dineequity.com and are also available at no charge upon written request to the Secretary, DineEquity, Inc., 450 North Brand Boulevard, Glendale, California 91203.

Neither the Global Code of Conduct nor the Code of Conduct for Non-Employee Directors addresses the conduct of director nominees who are not already board members (or members of any such director nominee's immediate family) or beneficial owners of more than five percent of the Company's voting securities (or members of any such beneficial owner's immediate family). The charter of the Nominating and Corporate Governance Committee of the Board provides that it will consider conflicts of interest in evaluating director nominees. As a matter of practice, the Board or the Audit and Finance Committee of the Board would be called upon to review any transaction involving such security holders (or members of their immediate family) that would be required to be disclosed by the applicable rules of the SEC.

BOARD COMMITTEES AND THEIR FUNCTIONS

The Board has three standing committees, each of which operates under a written charter approved by the Board: Audit and Finance Committee, Compensation Committee and Nominating and Corporate Governance Committee. In accordance with the NYSE listing standards, each of these committees consists solely of independent directors. The charter for each of these committees can be found in the Corporate Governance section of the Company's website, http://www.dineequity.com, and is also available at no charge upon written request to the Secretary, DineEquity, Inc., 450 North Brand Boulevard, Glendale, California 91203.

In addition to the three standing committees, in 2010 the Board also established a Pricing Committee for the limited purpose of overseeing and approving a refinancing of the Company's debt. The chart below identifies directors who were members of each committee at the end of fiscal year 2010, the principal function of each committee, the number of meetings held by each committee during fiscal year 2010, and the chairs of each committee. The Board held 8 meetings during fiscal year 2010.

Name of Committee and Membership	Principal Functions of the Committee		Meetings in 2010

Audit and Finance Committee Richard J. Dahl, Chairman Howard M. Berk Michael S. Gordon Larry A. Kay	•	Responsible for the appointment, compensation, retention
and oversight of the work of any independent auditor
engaged for the purpose of preparing or issuing an audit
report or performing other audit, review or attest services
		for the Company.	11 Meetings
•	Reviews with management and the independent auditor the
Company's quarterly and annual financial statements and
other financial disclosures, the adequacy and effectiveness
of accounting and internal controls and major issues
regarding accounting principles and practices, including any changes resulting from amendments to SEC or Financial
Accounting Standards Board ("FASB") rules.
	•	Meets at each regular meeting with the Company's director of internal audit and the independent auditor in separate executive sessions.
	•	Reviews the performance of the Company's independent auditor.
	•	Prepares a report to stockholders included in the Company's proxy statement for its annual meeting of stockholders.
•	Reviews and provides guidance to the Board and
management about dividend policy; sales, issuance or
repurchases of Company Common Stock; policies and
guidelines on investment of cash; policies and guidelines on short and long-term financing; debt/equity ratios, fixed
charge ratios, working capital, other debt covenant ratios;
and other transactions or financial issues that management
desires to have reviewed by the Audit and Finance
Committee from time to time.

Name of Committee and Membership	Principal Functions of the Committee		Meetings in 2010

Compensation Committee Patrick W. Rose, Chairman Daniel J. Brestle Caroline W. Nahas	•	Oversees the Company's compensation and employee benefit plans and practices, including its executive compensation plans and its incentive-compensation and equity-based plans.	6 Meetings
•	Reviews at least annually the goals and objectives of the
Company's executive compensation plans, and amends, or
recommends that the Board amend, these goals and
objectives if the Compensation Committee deems it
appropriate.
	•	Reviews the Company's succession plans for officer level executives.
•	Evaluates annually the performance of the CEO and other
executive officers in light of the goals and objectives of the
Company's executive compensation plans, and either as a
committee or, together with the other independent
directors, determines and approves the CEO's
compensation based on this evaluation.
	•	Evaluates annually the appropriate level of compensation for Board and committee service by non-employee members of the Board.
	•	Prepares a report on executive compensation to be included in the Company's proxy statement for its annual meeting of stockholders or its annual report on Form 10-K.

Nominating and Corporate Governance Committee H. Frederick Christie, Chairman	•	Identifies and recommends to the Board individuals qualified to serve as directors of the Company and on committees of the Board.	2 Meetings
Caroline W. Nahas Gilbert T. Ray	•	Advises the Board with respect to the Board composition, procedures and committees.
Patrick W. Rose	•	Develops and recommends to the Board a set of corporate governance principles applicable to the Company.
	•	Oversees the evaluation of the Board and the Company's management.

Pricing Committee Richard J. Dahl, Chairman Howard M. Berk Michael S. Gordon	•	Determined the timing of the offering of the Company's $825 million 9.50% Senior Unsecured Notes due 2018 and $950 million Senior Secured Credit Facility due 2017 (the "Offering").	8 Meetings
Larry A. Kay	•	Approved the financing agreements related to the Offering.
Julia A. Stewart	•	Determined the pricing, terms and conditions of the Offering.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee's responsibilities include recommending to the Board criteria for membership on the Board as well as nominees for Board membership.

Board Nominations

Consistent with its charter, the Nominating and Corporate Governance Committee considers various criteria in evaluating Board candidates, including, among others, experience, interpersonal skills, expertise, diversity, personal and professional integrity, character, business judgment, business philosophy, ability to make independent analytical inquiries, understanding of the Company's business environment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board. In considering diversity, the Nominating and Corporate Governance Committee evaluates candidates with a broad range of expertise, experience, skills, professions, education, backgrounds and other board experience. The Nominating and Corporate Governance Committee endeavors to ensure that the directors will bring diverse viewpoints, opinions and areas of expertise that will benefit the Board as a whole. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.

The Nominating and Corporate Governance Committee also considers whether a potential nominee would satisfy the NYSE's criteria for director "independence," the NYSE's "financial management expertise" standard and the SEC's definition of "audit committee financial expert."

Whenever a vacancy exists on the Board due to expansion of the Board's size or the resignation or retirement of an existing director, the Nominating and Corporate Governance Committee begins its process of identifying and evaluating potential director nominees. The Nominating and Corporate Governance Committee considers recommendations of management, stockholders and others. The Nominating and Corporate Governance Committee has sole authority to retain and terminate any search firm to be used to identify director candidates, including approving its fees and other retention terms.

The Nominating and Corporate Governance Committee conducted an evaluation and assessment of each director whose term expires in 2011 for purposes of determining whether to recommend them for nomination for re-election to the Board. After reviewing the assessment results, the Nominating and Corporate Governance Committee determined to make a recommendation to the Board that Michael S. Gordon, Larry A. Kay, and Julia A. Stewart be nominated for re-election to the Board. The Board accepted the Nominating and Corporate Governance Committee's recommendation and has nominated Michael S. Gordon, Larry A. Kay, and Julia A. Stewart accordingly.

Stockholder Nominations

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Stockholders wishing to recommend director candidates for consideration by the Nominating and Corporate Governance Committee may do so by writing to the Secretary, giving the recommended nominee's name, biographical data and qualifications, accompanied by the written consent of the recommended nominee. Any stockholder who nominates a director candidate must provide written notice that is timely and in proper form.

The Nominating and Corporate Governance Committee did not receive any recommendations from stockholders proposing candidates for election to the Board at the Annual Meeting.

DIRECTOR COMPENSATION

The Company does not pay directors who are also employees of the Company additional compensation for their services on the Board. Compensation for non-employee directors is comprised of a cash component and an equity component. Please see the Director Compensation Table for 2010 provided below for a summary of all compensation provided to non-employee directors in 2010. Cash compensation for non-employee directors is comprised of separate fees for board membership, participation on one or more Board committees and, where applicable, for serving as the chairman of a board committee. The non-employee directors currently are entitled to receive the following cash compensation:

  •
  $50,000 as an annual board membership fee;

  •
  $25,000 as an annual supplemental board membership fee for the Lead Director;

  •
  $10,000, $7,500 and $5,000, respectively, as an annual supplemental membership fee for participating on the Audit and Finance Committee, Compensation Committee and Nominating and Corporate Governance Committee; and

  •
  $15,000, $10,000 and $5,000, respectively, as an annual supplemental fee for the chairmen of the Audit and Finance Committee, Compensation Committee and Nominating and Corporate Governance Committee.

The Company also reimburses each of the directors for reasonable expenses incurred for attendance at Board and committee meetings and other Company events.

Currently, non-employee directors are granted equity compensation awards under the DineEquity, Inc. Amended and Restated 2005 Stock Incentive Plan for Non-Employee Directors (the "2005 Plan"). Under the 2005 Plan, non-employee directors may receive periodic grants of stock options and/or restricted stock. Equity compensation for non-employee directors is targeted at $100,000 in value per director. During 2009, awards were issued to non-employee directors below the intended targets. In 2010, each non-employee director received 4,000 restricted stock units. An additional 1,000 shares were issued to each non-employee director, other than Mr. Brestle, to address the 2009 shortfall. Because Mr. Brestle was not a director of the Company at the time of the 2009 award issuance, he did not receive the supplemental award of 1,000 shares in 2010.

Non-employee directors are subject to stock ownership guidelines whereby they are required to hold 7,000 shares of company stock.

Director Compensation Table for 2010

The following table sets forth certain information regarding the compensation earned by or awarded to each non-employee director who served on our Board in 2010.

Name	Fees earned or paid in cash ($)	Restricted Stock Units ($)(1)(3)	Option Awards ($)(2)(3)	Total ($)
Howard M. Berk	69,000	146,600	—	215,600
Daniel J. Brestle	57,500	117,280	—	174,780
H. Frederick Christie	60,000	146,600	—	206,600
Richard J. Dahl	109,000	146,600	—	255,600
Michael S. Gordon	71,500	146,600	—	218,100
Larry A. Kay	69,000	146,600	—	215,600
Caroline W. Nahas	60,000	146,600	—	206,600
Gilbert T. Ray	55,000	146,600	—	201,600
Patrick W. Rose	62,500	146,600	—	209,100

(1)
These amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

(2)
No options were granted to non-employee directors in 2010.

(3)
The following table sets forth the numbers of stock awards (including restricted stock awards and restricted stock units) and nonqualified option awards outstanding at December 31, 2010. See

  Note 18 to Consolidated Financial Statements in the Company's Annual Reports on Form 10-K regarding assumptions underlying valuation of equity awards.

Names/Type of Award	Stock awards outstanding at December 31, 2010 (#)	Option awards outstanding at December 31, 2010 (#)
Howard M. Berk	15,000	—
Daniel J. Brestle	9,000	—
H. Frederick Christie	17,500	17,500
Richard J. Dahl	17,500	12,500
Michael S. Gordon	17,500	17,500
Larry A. Kay	17,500	12,500
Caroline W. Nahas	17,500	12,500
Gilbert T. Ray	17,500	2,000
Patrick W. Rose	17,500	17,500

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the only persons who, to the knowledge of management, owned beneficially on March 3, 2011, or on such other date indicated in the accompanying footnotes, more than 5% of the outstanding shares of any class of the Company's voting securities. Applicable percentage of ownership is based upon 18,345,072 shares of common stock outstanding as of March 3, 2011.

Name and Address of Beneficial Owner	Shares Owned		Percent of Class
Southeastern Asset Management, Inc. (U.S.) Longleaf Partners Small-Cap Fund, and Mr. O. Mason Hawkins Southeastern Asset Management, Inc. 6410 Poplar Avenue, Suite 900 Memphis, Tennessee 38119	3,131,500	(1)	17.07%
MSD Capital, L.P. MSD SBI, L.P. 645 Fifth Avenue, 21st Floor New York, New York 10022	2,512,356	(2)	13.69%
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	1,178,446	(3)	6.42%
Keeley Asset Management Corp 401 South LaSalle Street Chicago, Illinois 60605	1,114,365	(4)	6.07%

(1)
In a Schedule 13D, dated December 5, 2008, jointly filed by Southeastern Asset Management, Inc., Longleaf Partners Small-Cap Fund and Mr. O. Mason Hawkins, such persons report that, as of such date, Southeastern Asset Management, Inc. possessed sole power to vote or to direct the vote with respect to 127,000 of these shares, shared power to vote or to direct the vote with respect to 2,978,100 of these shares and no power to vote or direct the vote with respect to 112,400 of these shares, sole power to dispose or direct the disposition of 239,400 of these shares and shared power to dispose or direct the disposition of 2,978,100 of these shares; Longleaf Partners Small-Cap Fund possessed shared power to vote or to direct the vote and shared power to dispose or to direct the disposition of 2,978,100 of these shares; and Mr. Hawkins possessed no power to vote or to direct the vote and no power to dispose or to direct the disposition of any of these shares.

(2)
In Amendment No. 3 to Schedule 13D dated November 3, 2010, MSD Capital, L.P. and MSD SBI, L.P. jointly reported that, as of November 1, 2010, they possessed shared power to vote or direct the vote and shared power to dispose or direct the disposition of all shares reported on that date.

(3)
In Amendment No. 1 to Schedule 13G dated February 4, 2011, BlackRock, Inc. reported that, as of December 31, 2009, it possessed sole power to vote or direct the vote and sole power to dispose or to direct the disposition of all shares reported on that date.

(4)
In Amendment No. 3 to Schedule 13G dated February 7, 2011, Keeley Asset Management Corp., Keeley Small Cap Value Fund, and John L. Keeley, Jr. jointly reported that, as of December 31, 2010, Keeley Asset Management Corp. possessed the power to vote or direct the vote with respect to 1,088,265 shares and no power to vote or direct the vote with respect to the remainder of these shares, and sole power to dispose or to direct the disposition of all 1,114,365 shares; Keeley Small

  Cap Value Funds possessed no power to vote or direct the vote and no power to dispose or to direct the disposition of any of these shares; and John L. Keeley, Jr. possessed no power to vote or direct the vote and no power to dispose or to direct the disposition of any of these shares.

The following table sets forth as of March 16, 2011 the beneficial ownership of the Company's Common Stock, including shares as to which a right to acquire ownership exists within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, within 60 days of March 16, 2011, of each director, each nominee for election as director, each NEO, as such term is used in the Compensation Discussion and Analysis beginning on page 20, and all directors and executive officers of the Company, as a group.

Name and Address(1)	Shares Owned(2)(3)		Percent of Class
Howard M. Berk	10,000	(4)	*
Daniel J. Brestle	5,000		*
H. Frederick Christie	34,200	(5)	*
Richard J. Dahl	42,700	(6)	*
Michael S. Gordon	69,200	(7)	*
Larry A. Kay	42,344	(8)	*
Caroline W. Nahas	28,900		*
Gilbert T. Ray	19,200		*
Patrick W. Rose	51,100		*
Julia A. Stewart	420,116	(9)	2.27%
John F. Tierney	51,697		*
Michael J. Archer	91,965		*
Jean M. Birch	35,370		*
Bryan R. Adel	11,622		*
Richard C. Celio	24,358		*
All directors and executive officers as a group (15 persons)	937,772		5.06%

*
Represents less than 1% of the outstanding Common Stock.

(1)
The address for each of the directors and NEOs is:

DineEquity, Inc.
450 North Brand Boulevard
Glendale, California 91203

(2)
Subject to applicable community property laws and statutes.

(3)
Share amounts for each of the directors, each nominee for election as director, each NEO and for all directors and executive officers as a group include shares subject to options that are exercisable within 60 days of March 16, 2011, as follows:

Name	Shares
Howard M. Berk	—
Daniel J. Brestle	—
H. Frederick Christie	12,500
Richard J. Dahl	12,500
Michael S. Gordon	17,500
Larry A. Kay	12,500
Caroline W. Nahas	2,000
Gilbert T. Ray	2,000
Patrick W. Rose	17,500
Julia A. Stewart	289,701
John F. Tierney	23,758
Michael J. Archer	20,656
Jean M. Birch	—
Bryan R. Adel	—
Richard C. Celio	—
All directors and executive officers as a group (15 persons)	410,615
(4)
The amount for Mr. Berk does not include 2,512,356 shares of the Company's Common Stock owned by MSD SBI, L.P. MSD Capital, L.P. is the general partner of MSD SBI, L.P. and may be deemed to beneficially own securities owned by MSD SBI, L.P. Mr. Berk is a partner of MSD Capital, L.P. and may be deemed to beneficially own securities owned by MSD Capital, L.P. Mr. Berk disclaims beneficial ownership of the shares owned by MSD SBI, L.P. and MSD Capital, L.P.

(5)
The amount for Mr. Christie includes 7,700 shares of Common Stock held by the Christie Family Trust.

(6)
The amount for Mr. Dahl includes 16,200 shares of Common Stock held by the Richard J. Dahl Revocable Living Trust dated January 20, 1995, of which Mr. Dahl serves as Trustee.

(7)
The amount for Mr. Gordon includes 37,700 shares of Common Stock held by the Mikel Gordon Trust dated January 29, 1988, of which Mr. Gordon serves as Trustee.

(8)
The amount for Mr. Kay includes 12,644 shares of Common Stock held by the IRA Trustee for the benefit of Mr. Kay.

(9)
The amount for Ms. Stewart includes 89,502 shares of Common Stock held by the Julia Stewart Trust of which Ms. Stewart is sole Trustee and sole beneficiary, and 563 shares of Common Stock held in the DineEquity, Inc. 401(k) plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company's directors, executive officers and persons who own more than ten percent of the Company's equity securities file reports of ownership and changes in ownership with the SEC. Based on its review of such reports and other information furnished by the directors and executive officers, the Company believes that all reports required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis in 2010, except that one late Form 4 was filed with the SEC for Mr. Greggory Kalvin on August 12, 2010 to report shares withheld by the Company to cover withholding taxes payable upon vesting of restricted stock.

COMPENSATION DISCUSSION AND ANALYSIS

In the paragraphs that follow, we provide an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our named executive officers (the "NEOs"), and the material factors that we considered in making those decisions. Following this Compensation Discussion and Analysis (the "CD&A") under the heading "Executive Compensation," is a series of tables containing specific data about the compensation earned in 2010 by the following NEOs:

  •
  Chairman and Chief Executive Officer (the "CEO"), Ms. Julia A. Stewart;

  •
  Chief Financial Officer (the "CFO"), Mr. John F. Tierney;

  •
  President of the Applebee's Business Unit, Mr. Michael J. Archer;

  •
  President of the IHOP Business Unit, Ms. Jean M. Birch;

  •
  Senior Vice President, Legal, General Counsel and Secretary, Mr. Bryan R. Adel; and

  •
  Former Chief Restaurant Support Officer, Mr. Richard C. Celio.

Effective August 13, 2010, Mr. Celio retired as the Chief Restaurant Support Officer of the Company.

Executive Summary

The Company's executive pay programs are designed to provide competitive pay opportunities for executives if they achieve the goals and objectives upon which our incentive programs are based. The majority of executive pay for our NEOs comes through incentive-based pay. This is conditional pay that can only be realized if the goals approved by the Compensation Committee are achieved. These goals attempt to balance short-term and long-term performance horizons and to balance internal measures of performance with external indicators of stockholder value creation.

To ensure that pay opportunities are competitive and appropriate, we engage in annual market benchmarking exercises. This benchmarking is performed by the Compensation Committee's independent consultant who benchmarks total pay opportunities to a group of companies that approximates the labor market for executive talent at the Company. Based on our benchmarking activities, we set salaries, bonus targets, and long-term incentive opportunities for our executive team.

Our annual incentive plan rewards for achievement relative to EBITDA and individual performance objectives. These performance goals are challenging in nature and were approved by the Compensation Committee of the Board. Our long-term incentives are provided through a combination of stock options, restricted stock, and a cash long-term incentive plan (the "cash LTIP"). Stock options align our executives with stockholders as they are only able to realize value through options after the stock price has appreciated and stockholders have experienced gains. Our cash LTIP provides payout opportunities based on stockholder return relative to a comparable group of restaurant companies. Our restricted stock program acts as a stockholder alignment and retention device as it vests only after three years of service is rendered to the Company. To further reinforce the alignment between our executive team and our stockholders, each of the NEOs is subject to stock ownership guidelines.

The Company strives to design, operate and maintain compensation programs that are in the best interests of stockholders. To this end, we have not engaged in stock option repricing, nor do we engage in back-dating or favorable market timing when issuing equity awards. We do not provide excessive perquisites, nor do we provide tax gross-ups on perquisites or the vesting of equity awards. Current bonus and incentive programs are entirely performance-based and have no guaranteed payments, and all plan-based payments are subject to maximum payout limits.

 Company Performance

Fiscal 2010 was a successful year for the Company and its Applebee's and IHOP business units. During 2010, the Applebee's domestic system-wide same-restaurant sales increased 0.3% compared to fiscal 2009. IHOP's domestic system-wide same-restaurant sales increased 1.1% for the fourth quarter 2010 and were flat for fiscal 2010 as compared to fiscal 2009. Applebee's company-operated restaurant operating margin improved to 14.8% for fiscal 2010 compared to 14.4% for fiscal 2009. On October 20, 2010, DineEquity successfully completed a refinancing through a $950 million Senior Secured Credit Facility and $825 million of 9.50% Senior Unsecured Notes. The refinancing was accretive to earnings based on a combined reduction of interest expense and non-deductible preferred dividends.

Our performance was a reflection of the strategic work being undertaken by our management teams at our Applebee's and IHOP business units, as well as our shared services structure, as we execute against our long-term growth plans for our brands and our business. In addition to driving positive momentum at the Applebee's business unit, we successfully refinanced our debt and sold a significant number of Applebee's company-operated restaurants despite a difficult economic environment. Looking ahead, we see 2011 as a year when we will be relentlessly focused on paying down debt and executing on our business strategies as our brands move forward with an integrated marketing, menu and operations approach and an increasing number of remodeled restaurants that deliver unsurpassed guest experiences at both Applebee's and IHOP.

Overview of Executive Compensation Philosophy and Objectives

The Compensation Committee of the Board of Directors (the "Board") has a philosophy regarding compensation that is based on several objectives, including:

  •
  Linking the interests of the NEOs with those of the Company's stockholders;

  •
  Instilling an ownership culture throughout the Company and the executive officer group;

  •
  Facilitating the attraction and retention of high caliber executive talent;

  •
  Paying for performance; and

  •
  Rewarding executives for achievement of both annual and longer-term Company financial and key operating goals.

The Compensation Committee has structured the Company's executive compensation programs to meet these objectives.

The executive compensation program consists of three main components:

  •
  Annual base salary;

  •
  Annual cash bonus; and

  •
  Long-term incentives, which took the form of stock options, restricted stock grants, and a cash LTIP.

The annual cash bonus and long-term incentives, in addition to annual merit increases, constitute the performance-based portion of the compensation program. The NEOs' compensation for 2010 reflected the commitment of the Compensation Committee to linking compensation with Company and individual performance.

The Compensation Committee's compensation strategy calls for the establishment of targets for each NEO against a peer group for base salaries and for "total direct compensation," which the Compensation Committee defines to consist of base salaries, bonuses and long-term incentives. In general, base salaries are targeted at the median of the peer group companies. Total direct compensation opportunity for each NEO is generally set to fall within the third quartile, which is to say between the 50th and 75th percentiles, of the relevant benchmark data. Rather than striving for a single market reference point, the Compensation Committee believes that a broader, third quartile positioning provides appropriate flexibility in providing tailored award opportunities based on a variety of factors such as performance, experience level, internal equity and market data. A significant portion of executive pay has been structured to be contingent on satisfying internal performance goals and increasing stockholder value. Accordingly, executives will not realize the incentive portion of their total pay opportunity unless these objectives are satisfied. The Compensation Committee believes that this performance focus, coupled with the pay positioning described above, will facilitate the attraction, retention and motivation of a quality executive team.

Compensation Setting and Equity Grant Procedures

It has been the Compensation Committee's general practice to review executive compensation at least annually. Decisions about annual salary increases, the approval of bonuses, the design of each year's bonus plan, and the granting of long-term incentive awards are made after a series of meetings among the Compensation Committee, its compensation consultant, the CEO, and relevant members of management.

The general practice of the Compensation Committee has been to discuss the CEO compensation with the entire Board. As it relates to the assessment of the CEO's performance, the chairs of the Compensation Committee, the Audit and Finance Committee, and the Nominating and Corporate Governance Committee each spend time with the CEO to discuss annual performance goals and the CEO annual performance review.

Generally, the CEO and Senior Vice President, Human Resources provide input to the Compensation Committee in connection with its compensation deliberations:

  •
  The CEO provided qualitative assessments of each NEO's past performance (other than herself), potential future contributions, and retention risk.

  •
  Based on the assessment described above, as well as the market data provided by the Compensation Committee's compensation consultant, the CEO and the Senior Vice President, Human Resources made recommendations to the Compensation Committee regarding executive compensation for each of the NEOs (other than the CEO) relative to their respective market data.

  •
  In instances where new executives are hired, the CEO and the Senior Vice President, Human Resources discussed the executive's compensation with their current or former employer, actual versus desired skill set and qualifications, and the relative pros and cons of various candidates being considered for the position, and made recommendations of new executive pay packages to the Compensation Committee.

Compensation decisions are generally finalized at a meeting of the Compensation Committee held in the first quarter of each year. Subsequently, the Compensation Committee's decisions are presented in detail to the full Board. In addition, the Compensation Committee may be called upon from time to time to consider and approve compensation packages for new executives prior to hiring and to address other issues related to executive compensation programs as they may arise.

The Role of the Compensation Consultant

The Compensation Committee directly engaged Exequity LLP ("Exequity"), as independent outside compensation consultant, in 2010 to provide it with objective and expert analyses, advice, and information with respect to executive compensation. Exequity provided no other services to the Company during the year. In performing its services, Exequity interacted collaboratively with the

Compensation Committee, and with senior management at the direction of the Compensation Committee. In 2010, Exequity performed the following services:

  •
  Provided compensation benchmarking (as described below);

  •
  Provided analysis and advice regarding annual bonus plan design;

  •
  Provided analysis and advice regarding long-term incentive plan design; and

  •
  Responded to other ad-hoc requests.

Exequity did not make any recommendations as to any amount to be paid to any NEO or any form of compensation to be paid to any NEO.

Compensation Benchmarking and Peer Groups

The Company uses different peer groups and studies for different benchmarking comparisons, including base salary levels, target annual bonuses, and competitive long-term grants of equity-based compensation, as follows:

The Compensation Committee, with input from the compensation consultant and management, reviewed a peer group (the "NEO Peer Group") for the purposes of evaluating executive compensation. The NEO Peer Group consists of the following companies:

• Bob Evans Farms	• Cracker Barrel Old Country Store, Inc.	• Papa Johns International, Inc.
• Brinker International, Inc.	• Darden Restaurants, Inc.	• Ruby Tuesday, Inc.
• Burger King Holdings, Inc.	• Denny's Corp.	• Sonic Corp.
• CBRL Group, Inc.	• Jack in the Box, Inc.	• Wendy's/Arby's Group Inc.
• Cheesecake Factory, Inc.	• Panera Bread Co.

This group of companies constitutes the primary data source considered by the Compensation Committee when reviewing total pay levels of the NEOs.

As a secondary data source for the NEOs, and as the primary data source for executives below the NEO level, the Compensation Committee also considered broader compensation data which included general industry pay data from the Mercer Benchmark Database (consisting of over 2,800 companies).

Allocation of Compensation

Consistent with the objectives of linking executives' interests with those of the Company's stockholders and instilling an ownership culture throughout the Company, a significant portion of total direct compensation for each of the NEOs was performance-based. This included annual bonuses paid in cash, which measure near-term operational goals, and awards of stock options, which only have value if the stock price appreciates over the grant price.

Annual Base Salaries

In setting annual base salaries, the Compensation Committee generally considers benchmarking data derived from a review of the proxy statement disclosures of the NEO Peer Group, the Mercer Benchmark Database, input from the compensation consultant and, in the case of the NEOs other than Ms. Stewart, CEO recommendations and assessments of the performance of the individual NEOs.

In 2010, the Compensation Committee made the following adjustments to annual base salaries:

  •
  Ms. Stewart's annual base salary was increased from $875,000 to $910,000.

  •
  Mr. Tierney's annual base salary was increased from $400,000 to $461,000.

  •
  Mr. Archer's annual base salary was increased from $550,000 to $566,500.

  •
  Ms. Birch's annual base salary was increased from $435,000 to $447,688.

Mr. Tierney's annual base salary increase includes a $50,000 mid-year pay increase during 2010 to reflect increased responsibilities within the Company.

Performance-Based Compensation

Annual Bonus

In February of 2010, the Compensation Committee established an incentive arrangement (the "Annual Incentive Plan") to reward officers whose performance meets or exceeds the Company's expectations, to provide incentives for future excellent performance that will contribute to the Company's success and profitability, and to serve as a means by which eligible participants may share in the Company's financial success. The Annual Incentive Plan operates under the Company's stockholder approved 162(m) plan for NEOs which funds a bonus pool based on 30% of cash flow from operations, and which limits individual payouts to no more than 7% of that pool.

Pursuant to the Annual Incentive Plan, the bonus amount for each of the NEOs is targeted as a percentage of salary based on the participant's level in the management structure. At the CEO level, the target bonus for Ms. Stewart was set at 110% of her base salary. Other "Chief" level officers and the business unit presidents' bonus targets were set at 75% of base salary. Accordingly, the bonus targets under the Annual Incentive Plan for Messrs Tierney, Archer and Celio and Ms. Birch were set at 75% of base salary. The bonus target for Mr. Adel was set at 60% of base salary. Decisions regarding the target bonus percentages were made in consultation with the compensation consultant and after consideration of the studies and peer group data mentioned above. These target bonuses are generally consistent with bonus opportunities found at the peer companies for similarly situated executives.

The Annual Incentive Plan provides that the bonus amount for 2010 for each executive other than Ms. Stewart would be based on a combination of EBITDA performance and Individual Business Objectives ("IBOs"). Each executive's IBOs are intended to be challenging, measurable objectives that are designed to significantly impact the Company's performance and are mutually agreed upon by the executive and his or her supervisor. Ms. Stewart's bonus amount was based on DineEquity, Inc. EBITDA, with the Compensation Committee retaining the discretion to adjust such amount up or down. The Compensation Committee made no such adjustment for 2010.

EBITDA performance was measured at both the DineEquity, Inc. and business unit levels. Other than Ms. Stewart, each NEO had 30% of his or her bonus determined through IBOs, with the remaining 70% based on DineEquity, Inc. EBITDA, or DineEquity, Inc. and business unit EBITDA, depending on the role of the NEO. The measurement of the 70% EBITDA component differed depending on the role of the NEO:

  •
  DineEquity, Inc. Executives—100% measured on DineEquity, Inc. EBITDA

  •
  Applebee's Executives—70% measured on Applebee's business unit EBITDA and 30% measured on DineEquity, Inc. EBITDA

  •
  IHOP Executives—70% measured on IHOP business unit EBITDA and 30% measured on DineEquity, Inc. EBITDA

The table below illustrates the EBITDA goals and actual achievements for DineEquity, Inc., Applebee's business unit and IHOP business unit:

	DineEquity, Inc.	Applebee's Business Unit	IHOP Business Unit
2010 EBITDA Goal	$357.7M	$220.9M	$157.2M
Actual 2010 EBITDA	$351.6M	$221.0M	$151.7M
Percentage of Goal Achieved	98.3%	100.1%	96.5%

The Annual Incentive Plan was structured not to pay any bonus amounts for performance below 85% of budgeted EBITDA. At 85% of budgeted EBITDA, 50% of target bonus would be earned. Between levels of 98% and 102% of budgeted EBITDA, 100% of target bonus would be earned. For each percentage point at or above 102% budgeted EBITDA performance, an additional 10% of target bonus would be earned. Bonus plan payouts are capped at 200% of an executive's bonus target.

The final bonus amount under the Annual Incentive Plan is determined by combining the results of the categories that each NEO was measured against. As explained above, all executives were measured against DineEquity, Inc. performance, and some were measured against a combination of DineEquity, Inc. performance and business unit performance. All NEOs, with the exception of the CEO, were also measured against IBOs, which constituted 30% of each such executive's bonus. At the end of 2010, Ms. Stewart assessed the performance of each of the NEOs against their respective IBOs and assigned a percentage level of performance (the "IBO Performance"). The IBOs measured the following items:

  •
  Mr. Tierney's IBOs included goals related to achieving efficiencies in the financial processes of DineEquity, Inc. and evaluating capital markets to opportunistically refinance Company debt.

  •
  Mr. Archer's IBOs included goals related to creating and implementing an international strategy and developing, leading and implementing a brand revitalization plan for the Applebee's business unit. Additionally, Mr. Archer was evaluated on objectives related to the transformation of the culture at the Applebee's business unit.

  •
  Ms. Birch's IBOs included goals related to validating non-traditional growth vehicles, optimizing domestic development, and developing an expanded and accelerated international strategy for the IHOP business unit.

  •
  Mr. Adel's IBOs included goals related to establishing a reorganization of the Legal Department, refining the Legal Department service delivery model, and establishing departmental budget criteria to effectively monitor and manage Company shared services legal costs and department expenses.

  •
  Mr. Celio's IBOs included goals related to new business development initiatives, including establishing data center managed services, streamlining the international service model, new brand concepts and non-traditional venue development.

Each of the NEOs, with the exception of Mr. Celio who retired as the Chief Restaurant Support Officer of the Company on August 13, 2010, earned their full target with respect to the IBO portion of the Annual Incentive Plan.

The amounts in the table below represent the bonuses paid to each of the NEOs pursuant to the Annual Incentive Plan for 2010.

Name	Bonus Target Percentage	Company Performance Weighting	Business Unit Performance Weighting	IBO Performance Weighting	Percentage of Total Bonus Target Achieved	Bonus Paid($)
Julia A. Stewart	110%	100%	0%	0%	100%	1,001,000
John F. Tierney	75%	70%	0%	30%	100%	345,750
Michael J. Archer	75%	49%	21%	30%	100%	424,875
Jean M. Birch	75%	49%	21%	30%	84.57%	283,957
Bryan R. Adel	60%	70%	0%	30%	100%	72,000	(1)
Richard C. Celio	N/A	N/A	N/A	N/A	N/A	N/A

(1)
The bonus paid to Mr. Adel in 2010 was prorated based on date of hire.

The amounts awarded to the NEOs under the Annual Incentive Plan are reflected in the column entitled "Non-equity incentive plan compensation" of the Summary Compensation Table on page 31.

Annual Long-Term Incentive Awards

In 2010, the Compensation Committee granted each of the NEOs a blend of non-qualified stock options, restricted stock, and a cash LTIP. The non-qualified stock options vest in equal installments over a three-year period, the restricted stock cliff vests after three years, and the cash LTIP measures cumulative total stockholder return against the Value Line Restaurant Index over two- and three-year periods. Within the cash LTIP participants may earn between zero and 200% of their target award depending on performance as depicted in the table below:

	Relative TSR Ranking at End of Performance Period	Payout as a Percentage of Target Cash LTIP
No Payout	< 33rd Percentile	0%
Threshold	33rd Percentile	50%
Target	50th Percentile	100%
Maximum	≥ 80th Percentile	200%

The Compensation Committee believes that this mix of long-term incentives appropriately balances an emphasis on absolute and relative stock performance and aligns the programs with the interests of stockholders. Approximately 50% of the intended award value is targeted to be delivered through stock options with 25% of the value target to be delivered through the cash LTIP and 25% delivered through restricted stock. The Compensation Committee considered a range of factors in setting the number of shares covered by each stock option to be awarded to the NEOs, including assessments of each of their individual performance, the fair market value of the Company's Common Stock at the time the stock options were granted, the potential contribution that each NEO could be expected to make in the future, each NEO's targeted total direct compensation, grants of equity-based awards previously given to certain of the NEOs, the size of awards provided to other individuals holding similar positions in the market data considered, and the number of shares which remained available for issuance under the plan.

The table below summarizes the long-term incentive awards made in 2010:

Executive Officer	Stock Options (50%)		Restricted Stock (25%)		Cash LTIP at Target (25%) ($)
Julia A. Stewart	102,319		25,580		625,000
John F. Tierney	21,269		5,317		150,000
Michael J. Archer	29,245		7,311		150,000
Jean M. Birch	29,245		7,311		150,000
Bryan R. Adel	40,000	(1)	9,000	(1)	87,500
Richard C. Celio	12,407		3,102		87,500

(1)
Granted in connection with Mr. Adel's employment offer letter.

2010 CEO Compensation

The compensation of the CEO was determined solely by the Compensation Committee after considering input from the compensation consultant, NEO Peer Group, the Mercer Benchmark Database, and a holistic assessment of Ms. Stewart's performance. In 2010, Ms. Stewart's base salary increased from $875,000 to $910,000. Ms. Stewart's 2010 bonus target was set at 110% of base salary. Ms. Stewart's 2010 bonus payout was $1,001,000 which represents 110% of her bonus target and was earned based on DineEquity, Inc.'s EBITDA performance. Ms. Stewart was also issued an option to purchase 102,319 shares at $29.32 and 25,580 restricted shares.

Stock Ownership Guidelines

The Board has adopted stock ownership guidelines for the NEOs and other executives. The guidelines are intended to further the Compensation Committee's objectives of linking executives' interests with those of the Company's stockholders. The guidelines call for (a) Ms. Stewart to accumulate a minimum of 100,000 shares or shares equal in value to four times her base salary; (b) Messrs. Tierney and Archer and Ms. Birch to accumulate a minimum of 25,000 shares or shares equal in value to two times their base salary; and (c) Mr. Adel to accumulate a minimum of 8,000 shares. The types and amounts of stock-based awards are intended, in part, to facilitate the accumulation of sufficient shares by the Company's executives to allow them to meet the stock ownership guidelines.

The Compensation Committee annually reviews each NEO's progress towards meeting the stock ownership guidelines. The Compensation Committee has informed management that it may reduce or choose not to grant future stock-based compensation to any executives who fail to make reasonable progress towards meeting the stock ownership goals within the specified time period.

The Compensation Committee has determined that each of the NEOs still employed with the Company has met his or her objective or is making satisfactory progress towards accumulating the required number of shares.

All outside directors on our Board are also required to meet stock ownership guidelines. Current guidelines call for each director to own at least 7,000 shares of Company stock.

Employment Agreements and Change in Control Provisions

Employment Agreements

Both Ms. Stewart and Mr. Archer are a party to an employment agreement with the Company, each dated as of November 1, 2008. Mr. Tierney has an employment agreement dated April 3, 2009 and Ms. Birch has an employment agreement dated June 22, 2009. Mr. Tierney and Ms. Birch were each provided with a sign-on bonus of $100,000, as well as relocation benefits in connection with their offer of employment, which bonus and relocation benefits are required to be repaid upon certain terminations of employment within two years of the date of hire. Mr. Adel is a party to an employment offer letter with the Company, dated as of August 2, 2010, and participates in the Company's Executive Severance and Change in Control Policy. In connection with Mr. Adel's offer of employment, he also was provided with a sign-on bonus of $135,000 and relocation benefits, which bonus and relocation benefits are required to be repaid if Mr. Adel voluntarily terminates his employment within two years of the date of hire.

The employment agreements for Ms. Stewart, Messrs. Tierney and Archer and Ms. Birch provide for base salaries, target bonus opportunities of 75% (110% for Ms. Stewart) of base salary, car allowances, and certain other perquisites and benefit programs available to other employees. The employment agreements also contain confidentiality, trade secrets, discoveries and non-solicitation provisions. The employment agreements call for initial employment terms of three years and provide for automatic successive one-year extensions unless the Company or the executive gives notice to the contrary more than 90 days prior to the expiration of the then current term of the agreement. The Company may terminate any of the agreements, at any time, with or without cause upon written notice to the executive. The employment offer letter for Mr. Adel provides for base salary, a target bonus opportunity of 60% of base salary, a car allowance, and certain other perquisites and benefit programs available to other employees.

Executive Severance and Change in Control Arrangements

Mr. Adel participates in the Executive Severance and Change in Control Policy adopted by the Company in 2008. These arrangements are intended to increase the retention of the senior leadership team and enable the management team to negotiate effectively for stockholders without concern for their own future in the event of any actual or threatened change in control of the Company. These arrangements also are intended to facilitate changes in the leadership team by setting terms for the termination of an executive officer in advance, allowing a smooth transition of responsibilities when it is in the best interests of the Company. See "Potential Payments Upon Termination or Change in Control" on page 36 for additional information about severance arrangements, including projected severance payment amounts, pursuant to the employment agreements and the Executive Severance and Change in Control Policy.

Deferred Compensation Plan

NEOs are eligible to defer their base salaries, bonuses and certain stock-based compensation to the DineEquity, Inc. Deferred Compensation Plan for Deferrals after 2004 (the "2004 Deferred Compensation Plan"), which is a non-qualified plan. Deferrals are always 100% vested. This plan provides the NEOs with a long-term capital accumulation opportunity. The 2004 Deferred Compensation Plan provides a range of mutual funds as investment opportunities as well as Company stock. The Deferred Compensation Plan is designed to comply with section 409A of the Code. See "Non-Qualified Deferred Compensation" on page 35 for additional information regarding aggregate contributions made by each of the NEOs participating in the 2004 Deferred Compensation Plan during the last fiscal year, aggregate interest or other earnings accrued during the last fiscal year, the aggregate dollar amount of withdrawals and the aggregate account balance at year end.

Perquisites

The Company provides NEOs with modest perquisites as part of a competitive total compensation package. The Compensation Committee periodically reviews the perquisites provided to the NEOs. The

Company does not provide tax gross-ups on any perquisites provided to executives other than expenses related to relocation.

Annual Physical.    Each NEO is entitled and expected to have an annual physical provided at the Company's cost.

Automobile Allowances.    The Company pays each of the NEOs an automobile allowance and other auto related expense reimbursements.

Airline Clubs.    The Company reimburses Ms. Stewart for three airline club memberships and each of the other NEOs for the cost of one airline club membership for their use when traveling.

Relocation Expenses.    The Company pays moving expenses in connection with the relocation of its NEOs.

Supplemental Life Insurance.    The Company pays the premiums for Supplemental Life Insurance for each of the NEOs in addition to paying for life insurance for all eligible employees. Ms. Stewart's policy provides for $1 million in supplemental life insurance and the policies for the other NEOs provide for $500,000 in supplemental life insurance.

Supplemental Disability Insurance.    The Company pays the premiums for supplemental disability insurance for each of the NEOs in addition to paying for disability insurance for all eligible employees. The policy for each NEO generally provides for a benefit equal to 60% of pre-disability earnings.

Federal Income Tax Considerations and Accounting Matters

Deductibility of Certain Executive Compensation

Under Section 162(m) of the Code, certain income tax deductions may be limited to the extent total compensation for certain executives exceeds $1 million in any one year, except for compensation payments that qualify as "performance-based." To qualify as "performance-based," compensation payments must be based solely upon the achievement of objective performance goals and made under a plan that is administered by the Compensation Committee. In addition, the material terms of the plan must be approved by the stockholders and the Compensation Committee must confirm that the performance goals were achieved before payments can be made. Certain of the Company's compensation programs have been designed to conform with Section 162(m) of the Code and related regulations. It is the intent of the Company and the Compensation Committee to qualify, to the maximum extent possible, its executives' compensation for deductibility under applicable tax laws, while recognizing that there may be situations in which compensation for certain executives in excess of the 162(m) limit may be warranted.

COMPENSATION COMMITTEE REPORT

Each member of our Compensation Committee is independent, as determined by our Board and based on the New York Stock Exchange listing standards. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on its review and discussion, the Compensation Committee recommended that the Board of Directors include the Compensation Discussion and Analysis in this Proxy Statement.

THIS REPORT IS SUBMITTED BY THE
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Patrick W. Rose (Chairman)
Daniel J. Brestle
Caroline W. Nahas

EXECUTIVE COMPENSATION

Compensation Policies and Practices As They Relate to the Company's Risk Management

The Company believes that its compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company. We believe that the Company has appropriate safeguards in place with respect to compensation programs that assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives and employees. These safeguards include: managing pay opportunities to market levels through peer benchmarking; balancing performance focus between near-term objectives and long-term stockholder value creation; issuing equity awards that vest over multi-year time horizons; capping cash incentive plan payments and maintaining stock ownership guidelines for our executive officers. Furthermore, the Compensation Committee retains its own independent compensation consultant to provide input on executive pay matters, meets regularly, and approves all performance goals, award vehicles, and pay opportunity levels.

Summary Compensation Table

The following Summary Compensation Table and accompanying notes set forth information concerning compensation earned in fiscal years ended December 31, 2008, December 31, 2009 and December 31, 2010, by the Company's NEOs. The information under "Compensation of Directors," "Director Compensation" and "Compensation Discussion and Analysis" is incorporated herein by reference.

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-equity incentive plan compensation ($)(#)(3)		All Other Compensation ($)		Total ($)
Julia A. Stewart	2010	910,000		—		750,006	1,950,609	1,001,000		53,358	(4)	$4,664,973
Chairman and Chief Executive	2009	875,000		—		—	496,680	1,163,474	(5)	36,858		2,572,012
Officer	2008	885,090	(6)	—		720,000	3,575,762	312,106	(5)	39,519		5,532,477
John F. Tierney	2010	461,000		—		149,993	390,122	345,750		318,652	(7)	1,665,517
Chief Financial Officer	2009	341,667		100,000	(8)	111,000	264,896	267,500		90,820		1,175,883
Michael J. Archer	2010	566,500		—		206,243	536,421	424,875		39,966	(9)	1,774,005
President, Applebee's Business	2009	550,000		—		—	496,680	441,375		30,403		1,518,458
Unit	2008	332,115		300,000	(8)	2,872,800	—	120,313		256,301		3,881529
Jean M. Birch	2010	447,688		—		206,243	536,421	335,766		136,095	(10)	1,662,213
President, IHOP Business Unit	2009	229,212		100,000	(8)	727,500	1,391,618	190,530		80,173		2,719,033
Bryan R. Adel	2010	136,385		135,000	(8)	276,030	736,116	72,000		59,442	(12)	1,414,973
Senior Vice President, Legal,
General Counsel and Secretary(11)
Richard C. Celio	2010	301,776		—		87,507	227,573	53,583		521,509	(13)	1,191,948
Former Chief Restaurant Support	2009	410,000		—		—	91,058	382,608	(15)	30,301		913,967
Officer(14)	2008	407,500		—		160,000	1,073,869	104,203	(15)	33,743		1,779,315

(1)
The amounts in the "Stock Awards" column include the aggregate grant date fair value for 2010, 2009 and 2008 related to stock awards granted in each of such years, computed in accordance with FASB ASC Topic 718. See Note 18 to Consolidated Financial Statements in the Company's Annual Reports on Form 10-K for the years ended December 31, 2010, 2009 and 2008 for information regarding assumptions underlying valuation of equity awards.

(2)
The amounts in the "Option Awards" column include the aggregate grant date fair value for 2010, 2009 and 2008 related to option awards granted in each of such years, computed in accordance with FASB ASC Topic 718. See Note 18 to Consolidated Financial Statements in the Company's Annual Reports on Form 10-K for the years ended December 31, 2010, 2009 and 2008, respectively, regarding assumptions underlying valuation of option awards.

(3)
The amounts in the "Non-equity incentive plan compensation" column represent the Named Executive's bonus payouts pursuant to the Incentive Plan, and, if applicable, the cash payment pursuant to the cash LTIP. These payout amounts were based on the Company's attainment of certain pre-determined performance targets. For information on the amounts earned for 2010, see "Compensation Discussion and Analysis" beginning on page 20.

(4)
Includes (i) Company matching contributions of $9,800 to the 401(k) plan, (ii) premiums for life and disability insurance totaling $8,450 and (iii) perquisites consisting of an automobile allowance and other auto related expense reimbursements, and the cost of an annual physical exam.

(5)
For 2009, includes (i) a payout under the Incentive Plan in the amount of $962,500 and (ii) payout of the cash portion of Cycle 4 of the cash LTIP in the amount of $200,974. For 2008, includes (i) a payout under the Incentive Plan in the amount of $250,000 and (ii) payout of the cash portion of Cycle 3 of the cash LTIP in the amount of $62,106.

(6)
Includes a payment made in 2008 attributable to Ms. Stewart's salary increase that went into effect December 1, 2007.

(7)
Includes (i) Company matching contributions of $9,800 to the 401(k) plan, (ii) premiums for life and disability insurance totaling $16,598 (iii) relocation benefits of $267,281, and tax gross ups thereon, and (iv) perquisites consisting of an automobile allowance and other auto related expense reimbursements.

(8)
Represents a sign-on bonus.

(9)
Includes (i) Company matching contributions of $9,800 to the 401(k) plan, (ii) premiums for life and disability insurance totaling $5,386 and (iii) perquisites consisting of an automobile allowance and other auto related expense reimbursements and the cost of an annual physical exam.

(10)
Includes (i) Company matching contributions of $9,800 to the 401(k) plan, (ii) premiums for life and disability insurance totaling $12,415, (iii) relocation benefits of $87,645, and tax gross ups thereon and (iv) perquisites consisting of an automobile allowance and other auto related expense reimbursements and the cost of an annual physical exam.

(11)
Mr. Adel commenced employment on August 13, 2010.

(12)
Includes (i) relocation benefits of $53,627, and tax gross ups thereon, (ii) premiums for life and disability insurance totaling $1,088, and (iii) perquisites consisting of an automobile allowance and other auto related expense reimbursements.

(13)
Includes (i) Company matching contributions of $9,800 to the 401(k) plan, (ii) premiums for life and disability insurance totaling $1,839, (iii) perquisites consisting of an automobile allowance and other auto related expense reimbursements and (iv) a payout of $490,000 for severance.

(14)
Effective August 13, 2010, Mr. Celio retired as the Chief Restaurant Support Officer of the Company.

(15)
For 2009, includes (i) a payout under the Incentive Plan in the amount of $329,025 and (ii) payout of the cash portion of Cycle 4 of the cash LTIP in the amount of $53,583. For 2008, includes (i) a payout under the Incentive Plan in the amount of $87,638 and (ii) payout of the cash portion of Cycle 3 of the cash LTIP in the amount of $16,565.

Stock Options and Stock Appreciation Rights

Grants of Plan Based Awards in 2010.    The following table provides information with respect to the plan-based awards granted by the Compensation Committee to the NEOs in 2010. Plan based awards include executive incentive plan (EIP) awards, restricted stock awards (RSA), non-qualified stock option (NQO) awards, and the cash LTIP.

For additional information on the performance objectives and determination of threshold, target and maximum payouts for these awards, see "Compensation Discussion and Analysis" beginning on page 20. For the actual amounts earned under the EIP awards, see the Summary Compensation Table on page 31.

Name / Type of Award	Grant date	Threshold ($)(1)	Target ($)	Maximum ($)	All other stock awards: number of shares stock of units (#)	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards
Julia A. Stewart
EIP		500,500	1,001,000	2,002,000	—	—	—	—
LTIP		312,500	625,000	1,250,000	—	—	—	—
RSA	03/01/2010	—	—	—	25,580	—	—	$750,006
NQO	03/01/2010	—	—	—	—	102,319	29.32	$1,950,609
John F. Tierney
EIP		172,875	345,750	691,500	—	—	—	—
LTIP		75,000	150,000	300,000	—	—	—	—
RSA	02/22/2010	—	—	—	5,317	—	—	$149,993
NQO	02/22/2010	—	—	—	—	21,269	28.21	$390,122
Michael J. Archer
EIP		212,438	424,875	849,750	—	—	—	—
LTIP		75,000	150,000	300,000	—	—	—	—
RSA	02/22/2010	—	—	—	7,311	—	—	$206,243
NQO	02/22/2010	—	—	—	—	29,245	28.21	$536,421
Jean M. Birch
EIP		167,883	335,766	671,531	—	—	—	—
LTIP		75,000	150,000	300,000	—	—	—	—
RSA	02/22/2010	—	—	—	7,311	—	—	$206,243
NQO	02/22/2010	—	—	—	—	29,245	28.21	$536,421
Bryan R. Adel
EIP		108,000	216,000	432,000	—	—	—	—
LTIP		43,750	87,500	175,000	—	—	—	—
RSA	08/13/10	—	—	—	9,000	—	—	$276,030
NQO	08/13/10	—	—	—	—	40,000	30.67	$736,116
Richard C. Celio
EIP		—	—	—	—	—	—	—
LTIP		—	—	—	—	—	—	—
RSA	02/22/2010	—	—	—	3,102	—	—	$87,507
NQO	02/22/2010	—	—	—	—	12,407	28.21	$227,573

(1)
50% of target bonus is payable at 85% of budgeted EBITDA. Please see the Allocation of Compensation discussion in the "Compensation Discussion and Analysis" for additional information.

Outstanding Equity Awards at Fiscal Year-End 2010.    The following table provides summary information regarding the outstanding equity awards for the Company's NEOs at December 31, 2010.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option Exercise Price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or unites that have not vested ($)(15)
Julia A. Stewart	40,000	—		36.10	02/24/2014	16,666	(7)	822,967
	50,000	—		48.09	03/01/2015	18,000	(8)	888,840
	112,000	56,000	(1)	40.00	02/26/2018	25,580	(9)	1,263,140
		100,000	(2)	5.55	02/23/2019	—		— —
		102,319	(3)	29.32	03/01/2020	—		—
John F. Tierney	—	53,333	(2)	5.55	02/23/2019	20,000	(10)	987,600
	—	21,269	(4)	28.21	02/22/2020	5,317	(11)	262,553
Michael J. Archer	—	100,000	(2)	5.55	02/23/2019	60,000	(12)	2,962,800
	—	29,245	(4)	28.21	02/22/2020	7,311	(11)	361,017
Jean M. Birch	—	50,000	(5)	29.10	06/22/2019	25,000	(13)	1,234,500
	—	29,245	(4)	28.21	02/22/2020	7,311	(11)	361,017
Bryan R. Adel	—	40,000	(6)	30.67	08/13/2020	9,000	(14)	444,420
Richard C. Celio	—	—		—	—	—		—

(1)
These options became exercisable as to one-third on each of February 26, 2009 and 2010, and the remaining options will become exercisable on February 26, 2011.

(2)
These options will become exercisable as to one-half on each of February 23, 2011 and 2012.

(3)
These options will become exercisable as to one-third on each of March 1, 2011, 2012 and 2013.

(4)
These options will become exercisable as to one-third on each of February 22, 2011, 2012 and 2013.

(5)
These options will become exercisable as to one-half on each of June 22, 2011 and 2012.

(6)
These options will become exercisable as to one-third on each of August 13, 2011, 2012 and 2013.

(7)
These restricted shares vest in full on March 1, 2011.

(8)
These restricted shares vest in full on February 26, 2011.

(9)
These restricted shares vest in full on March 1, 2013.

(10)
These restricted shares vest in full on February 23, 2012.

(11)
These restricted shares vest in full on February 22, 2013.

(12)
These restricted shares vest in full on May 27, 2011.

(13)
These restricted shares vest in full on June 22, 2012.

(14)
These restricted shares vest in full on August 13, 2013.

(15)
The amounts shown represent the product of the number of shares or units shown in the column immediately to the left and the closing price on December 31, 2010 of the Company's Common Stock on the NYSE, which was $49.38.

Option Exercises and Stock Vested.    The following table provides information on stock option exercises and vesting of stock awards by the NEOs during the fiscal year ending December 31, 2010.

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)		Value realized on vesting ($)(2)
Julia A. Stewart	50,000	2,509,905	10,000	(1)	280,800
			16,667	(1)	488,676

			26,667		769,476
John F. Tierney	26,667	$1,115,638	—		—
Michael J. Archer	50,000	$1,411,745	—		—
Jean M. Birch	25,000	$1,271,605	—		—
Bryan R. Adel	—	—	—		—
Richard C. Celio	93,240	$4,207,877	4,000	(1)	127,680
			5,000	(1)	$140,400
			3,102	(1)	$99,016

			12,102		$367,096

(1)
Represents the lapsing of restrictions on and release of RSAs granted to the NEO.

(2)
Represents the product of the number of shares vested and the closing price of the Company's Common Stock on the NYSE on the vesting date.

Non-Qualified Deferred Compensation.    Pursuant to the 2004 Deferred Compensation Plan, certain highly compensated employees and members of the Board of Directors can elect to defer up to 90% of their salary and up to 100% of annual bonus, commissions, long-term incentive plan distributions and director fees instead of receiving these amounts as payments taxable in the year of receipt. The Company does not make contributions to the 2004 Deferred Compensation Plan.

Under the 2004 Deferred Compensation Plan, participants may designate select investment options approved by the Compensation Committee administering the 2004 Deferred Compensation Plan in which the deferred compensation payments are deemed to be invested. With the exception of the Company's stock, these investment options are not publicly traded and are only available through variable insurance products. Participants have no ownership interest in the investment options they select, as the investment options are used principally to measure gains or losses. Investment experience is credited to the participant's accounts daily, net of all investment option related expenses. There is no guaranteed investment return on any deferred payment amounts. Participants may change investment allocation elections as often as daily.

The unfunded, non-qualified plan structure of the 2004 Deferred Compensation Plan is required in order to preserve the beneficial tax deferral treatment for the participants. Amounts in a participant's deferral account represent unsecured claims against the Company's assets.

Deferred amounts together with any credited investment returns are paid out to participants in accordance with their advance written election either in a lump sum or in installments commencing at a specified date during the participant's employment or upon termination of employment.

The following table provides information regarding aggregate contributions made by each of the NEOs participating in the 2004 Deferred Compensation Plan during the last fiscal year, aggregate interest or other earnings accrued during the last fiscal year, the aggregate dollar amount of withdrawals and the aggregate account balance at year end.

Name	Executive Contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ Distributions ($)	Aggregate Balance at last FYE ($)
Julia A. Stewart	—	—	33,335	—	211,074
John F. Tierney	—	—	—	—	—
Michael J. Archer	—	—	—	—	—
Jean M. Birch	13,367	—	1,653	—	15,020
Bryan R. Adel	—	—	—	—	—
Richard C. Celio	—	—	—	—	—

Potential Payments Upon Termination or Change in Control

The employment agreements for Ms. Stewart, Messrs. Tierney and Archer and Ms. Birch and the Executive Severance and Change in Control Policy for Mr. Adel provide for severance benefits in the event of termination by the Company without "cause" prior to a "change in control" and termination by the Company without "cause" or termination by the executive for "good reason" following a "change in control." The benefits are conditioned upon the executive signing and not revoking a release of claims.

The employment agreement for Ms. Stewart provides that in the event of termination by the Company without "cause" or by Ms. Stewart for "good reason" prior to a "change in control", she will be entitled to (i) a lump sum payment equal to two (2) times the sum of (A) her annual base salary, plus (B) the average of her actual bonus attributable to each of the preceding three fiscal years; (ii) continued health, disability and group term life insurance coverage for a maximum of 24 months; (iii) vest in full in any unvested time or service-based stock options, stock appreciation rights ("SARs"), and any other equity-based awards; (iv) vest in full in any unvested equity-based awards subject to any performance-based vesting conditions, based on actual performance during the applicable performance period through the date of her termination of employment; and (v) to exercise any stock options or SARs until the earlier of 24 months after the date of termination or their original expiration date. In the event of a "change in control", any unvested stock options, SARs, and other equity-based awards held by Ms. Stewart will vest, and any stock options or SARs will remain exercisable until the earlier of 24 months after the date of termination or their original expiration date. In the event of termination by the Company without "cause" or by Ms. Stewart for "good reason" within 24 months following a "change in control," she will be entitled to (i) a lump sum payment equal to three times the sum of (A) her base salary, plus (B) the average of her actual bonus attributable to each of the preceding three fiscal years; (ii) a lump sum payment equal to her prorated bonus, based on actual performance prior to the date of termination; and (iii) continued health, disability and group term life insurance coverage for a maximum of 36 months.

The employment agreement for Ms. Stewart also provides that if any payment or benefit received by her would not be deductible by reason of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then the payment or benefits will be reduced until no portion of such payment or benefits is not deductible by reason of Section 280G of the Code, provided, that no such reduction will be made unless the net after-tax benefit received by Ms. Stewart after such reduction would exceed the net after-tax benefit received by her if no such reduction was made.

The employment agreements for Messrs. Tierney, Archer and Ms. Birch provide that in the event of termination by the Company without "cause" or by the executive for "good reason" prior to a "change in control", the executive will be entitled to (i) a lump sum payment equal to the sum of (A) the executive's annual base salary, plus (B) the average of the executive's actual bonus attributable to each of the preceding three fiscal years; (ii) continued health, disability and group term life insurance coverage for a maximum of 12 months; (iii) vest in any unvested time or service-based stock options, SARs, and any other equity-based awards that would have vested during the 12-month period following the executive's termination; (iv) vest in any unvested equity-based awards subject to any performance-based vesting conditions on a pro rata basis, based on actual performance during the applicable performance period through the date of the executive's termination of employment; and (v) to exercise any stock options or SARs until the earlier of 24 months after the date of termination or their original expiration date. Pursuant to the terms negotiated in Mr. Adel's employment offer letter, in the event of involuntary termination by the Company for reasons other than cause prior to a change in control, he will be entitled to 12 months' base salary and a prorated bonus and would also receive up to $5,000 in outplacement assistance in accordance with the Executive Severance and Change in Control Policy.

The employment agreements for Messrs. Tierney, Archer and Ms. Birch provide that in the event of termination by the Company without "cause" or by the executive for "good reason" within twenty-four months following a "change in control", the executive will be entitled to (i) a lump sum payment equal to two times the sum of (A) the executive's base salary, plus (B) the average of the executive's actual bonus attributable to each of the preceding three fiscal years; (ii) a lump sum payment equal to the executive's prorated bonus, based on actual performance prior to the date of termination; (iii) continued health, disability and group term life insurance coverage for a maximum of 24 months; (iv) vest in full in any unvested stock options, SARs, and any other equity-based awards; and (v) to exercise any stock options or SARs until the earlier of 24 months after the date of termination or their original expiration date. The Executive Severance and Change in Control Policy provides that in the event Mr. Adel's employment is involuntarily terminated by the Company for reasons other than cause within 18 months following a change in control or his employment is voluntarily terminated for good reason within 18 months following a change in control, Mr. Adel will be entitled to 24 months' base salary, plus the greater of the target bonus for the year in which the termination takes place or the average of Mr. Adel's actual bonus attributable to each of the preceding three fiscal years. Mr. Adel would also receive up to $5,000 in outplacement assistance. In addition, any unvested stock options, restricted stock or other unvested equity awards or grants will fully vest.

The employment agreements for Messrs. Tierney, Archer and Ms. Birch also provide that if any payment or benefit received by the executive would not be deductible by reason of Section 280G of the Code, then the payment or benefits will be reduced until no portion of such payment or benefits is not deductible by reason of Section 280G of the Code, provided, that no such reduction will be made unless the net after-tax benefit received by the executive after such reduction would exceed the net after-tax benefit received by the executive if no such reduction was made.

Each of the NEOs participate in the IHOP Corp. 2001 Stock Incentive Plan, as amended and restated (the "2001 Plan"), which provides that in the event of a change of control, unless otherwise determined by the administrator at or after grant, but prior to such change of control, all options not previously exercisable and vested will become fully exercisable and vested. In addition, awards of restricted stock, deferred stock and performance shares will be deemed fully vested and all restrictions and conditions thereon will lapse.

The information below describes and estimates certain compensation that would become payable under existing plans and arrangements if the NEO's employment had terminated or if a change in control had occurred on December 31, 2010, based on the Company's closing stock price on December 31, 2010. These benefits are in addition to benefits available generally to salaried employees.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts included the timing during the year of any such event and the Company's stock price. There can be no assurance that a termination or change in control would produce the same or similar results as those described if occurring on another date or another price, or if any assumption used to prepare this information is not correct in fact. Please see "Employment Agreements and Change in Control Provisions" in the Compensation Discussion and Analysis section of this Proxy Statement for a summary of the potential payments.

The following table presents payments for involuntary termination by the Company for reasons other than cause or voluntary termination by the participant for good reason prior to a change in control.

Payments	Stewart	Tierney	Archer	Birch	Adel
Cash Severance	$3,116,255	$782,000	$847,344	$638,218	$360,000
Pro-rata Bonus Payment	0	0	0	0	72,000
Unvested Stock Options	6,960,799	1,318,910	2,397,886	713,386	0
Unvested Restricted Stock	2,974,947	0	2,962,800	0	0
Welfare Benefit Values	51,528	18,659	21,772	29,736	0
Outplacement	0	0	0	0	5,000
Aggregate Payments	$13,103,530	$2,119,568	$6,229,802	$1,381,340	$437,000

The following table presents payments for involuntary termination by the Company for reasons other than cause or voluntary termination by the participant for good reason following a change in control.

Payments	Stewart	Tierney	Archer	Birch	Adel
Cash Severance	$4,674,382	$1,564,000	$1,694,688	$1,276,436	$720,000
Pro-rata Bonus Payment	1,001,000	345,750	424,875	283,957	216,000
Unvested Stock Options	6,960,799	2,787,850	5,002,117	1,633,117	748,400
Unvested Restricted Stock	2,974,947	1,250,153	3,323,817	1,595,517	444,420
Welfare Benefit Values	77,292	37,317	43,543	59,471	0
Outplacement	0	0	0	0	5,000
Severance Reduction (Due to Alternative Cap)	0	(272,574)	0	(8,376)	0
Aggregate Payments	$15,688,421	$5,712,497	$10,489,040	$4,840,122	$2,133,820

The following table presents payments upon a change in control only and no termination.

Payments	Stewart	Tierney	Archer	Birch	Adel
Unvested Stock Options	$6,960,799	$2,787,850	$5,002,117	$1,633,117	$748,400
Unvested Restricted Stock	2,974,947	1,250,153	3,323,817	1,595,517	444,420
Aggregate Payments	$9,935,747	$4,038,004	$8,325,934	$3,228,634	$1,192,820

Securities Authorized for Issuance under Equity Compensation Plans

The Company has two equity compensation plans pursuant to which options or rights may be granted: the 2001 Plan and the 2005 Plan. Each of the plans was approved by the Company's stockholders. The following table sets forth certain information regarding these plans as of December 31, 2010.

Equity Compensation Plan Information

The following table provides information as of December 31, 2010 about our Common Stock that may be issued under our existing equity compensation plans.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity Compensation Plans approved by security holders	1,523,710	24.90	711,917
Equity Compensation Plans not approved by security holders	—	—	—

Total	1,523,710	24.90	711,917

The number of securities remaining available for future issuance includes 710,017 shares under the 2001 Plan and 1,900 shares under the 2005 Plan. Authorization to issue shares under the 2001 Plan will expire in May 2011.

Compensation Committee Interlocks and Insider Participation

As of December 31, 2010, the members of the Compensation Committee of the Board of Directors were Patrick W. Rose (Chairman), Daniel J. Brestle and Caroline W. Nahas. None of the Company's executive officers or directors served on the board of directors of any entities whose directors or officers served on the Compensation Committee of the Board of Directors. No current or past executive officers of the Company serve on the Compensation Committee.

Executive Officers of the Company

General.    The following table sets forth certain information with respect to each person who is currently an executive officer of the Company:

Executive Officer	Age	Position and Offices with the Company
Julia A. Stewart	55	Chairman of the Board and Chief Executive Officer
John F. Tierney	58	Chief Financial Officer
Michael J. Archer	50	President, Applebee's Business Unit
Jean M. Birch	51	President, IHOP Business Unit
Bryan R. Adel	48	Senior Vice President, Legal, General Counsel and Secretary
John B. Jakubek	57	Senior Vice President, Human Resources
Greggory Kalvin	51	Senior Vice President, Corporate Controller

Executive officers of the Company are appointed by the Board of Directors and serve at the Board's discretion.

See "Proposal One: Election of Three Class II Directors" for additional information concerning Ms. Stewart.

Mr. Tierney was appointed to the position of Chief Financial Officer of DineEquity, Inc. in February 2009. He served as chief financial officer of The Dial Corporation from 2005 to 2009. He served as controller of the Dial Corporation from 1999 to 2005.

Mr. Archer was named President, Applebee's Business Unit in May 2008. From February 2006 until May 2008, he was president of T.G.I. Fridays USA. He served as chief operating officer for T.G.I. Friday's U.S.A. from July 2003 to May 2008 and as its executive vice president from January 2002 until February 2006.

Ms. Birch was appointed President, IHOP Business Unit in June 2009. From September 2007 until May 2009, she served as an independent consultant at Birch Company, LLC. From January 2005 until August 2007, Ms. Birch was president of Romano's Macaroni Grill, a division of Brinker International, Inc. From August 2003 until January 2005, Ms. Birch served as president of Corner Bakery Cafe, a division of Brinker International, Inc.

Mr. Adel was appointed to the position of Senior Vice President, Legal, General Counsel and Secretary in August 2010. Mr. Adel served as senior vice president, general counsel and corporate secretary for Viant Holdings, Inc. from July 2007 until March 2010, and prior to that, served as senior vice president of Rewards Network Inc. from May 2004 to December 2006 and as its general counsel, secretary and chief privacy officer from April 2003 to August 2006. Mr. Adel also spent over ten years at McDonald's Corporation in various legal and business roles. Mr. Adel previously served for two years on the board of directors of Chipotle Mexican Grill, Inc.

Mr. Jakubek was named Senior Vice President, Human Resources of the Company in March 2008. Prior to joining the Company, he served as senior vice president of human resources for Oakwood Worldwide from November 2006 to March 2008. He held the position of vice president human resources for several divisions of ConAgra Foods, Inc. from February 2001 to July 2006.

Mr. Kalvin was named Senior Vice President, Corporate Controller of the Company in November 2009. From July 2007 until November 2009, Mr. Kalvin served as Vice President, Corporate Controller of the Company, and from September 2008 to February 2009, he served as Acting Chief Financial Officer of the Company. Previously, he served as chief accounting officer of j2 Global Communications, Inc. from 2003 to 2007.

In August 2010, Mr. Celio retired as the Chief Restaurant Support Officer of the Company.

Employment Agreements.    The information under "Employment Agreements and Change in Control Provisions" of the Compensation Discussion and Analysis section of this Proxy Statement and "Potential Payments Upon Change in Control" is incorporated herein by reference.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The Board of Directors has determined that:

  •
  each Audit and Finance Committee member is "independent" under the corporate governance listing standards of the NYSE and is "financially literate," as defined by the NYSE;

  •
  the Audit and Finance Committee satisfies the "financial management expertise" standard, as required by the NYSE; and

  •
  Mr. Dahl is an "audit committee financial expert," as defined by the SEC.

Management is responsible for the preparation of financial statements and the financial reporting process, including the system of internal controls over financial reporting. Ernst & Young LLP ("Ernst & Young"), the Company's independent auditor, is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit and Finance Committee is responsible for assisting the Board in monitoring:

  •
  the integrity of the Company's financial statements;

  •
  the Company's compliance with legal and regulatory requirements;

  •
  the Company's independent auditor's qualifications and independence; and

  •
  the performance of the Company's independent auditor and the Company's internal audit function.

It is the Audit and Finance Committee's policy to review and approve in advance all proposed audit and non-audit services to be provided by the Company's independent auditor.

During 2010, the Audit and Finance Committee met 11 times and held separate discussions with management, the Company's internal auditors and Ernst & Young. The Audit and Finance Committee reviewed and discussed the Company's interim financial information contained in each quarterly earnings announcement with the Company's Chief Financial Officer, General Counsel, Controller and Ernst & Young prior to public release. The Audit and Finance Committee reviewed the Company's quarterly financial statements with management and Ernst & Young.

Management has represented to the Audit and Finance Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit and Finance Committee reviewed and discussed with management and Ernst & Young the Company's fiscal year ending December 31, 2010 annual consolidated financial statements. The Audit and Finance Committee has also discussed the following with Ernst & Young:

  •
  the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), which include, among other items, matters related to the conduct of the audit of the Company's annual consolidated financial statements;

  •
  the critical accounting policies and practices used in the preparation of the Company's annual consolidated financial statements, alternative treatments of financial information within generally accepted accounting principles that Ernst & Young discussed with management, the ramifications of using such alternative treatments, and the treatment preferred by Ernst & Young; and

  •
  other written communications between Ernst & Young and management.

In addition, the Audit and Finance Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young's communications concerning independence, and has discussed with Ernst & Young the firm's independence from the Company and management, including all relationships between Ernst & Young and the Company.

The Audit and Finance Committee has considered whether the provision of non-audit services by Ernst & Young in the fiscal year ending December 31, 2010 is compatible with maintaining the auditors' independence and determined that the provision of non-audit services by Ernst & Young is not incompatible with maintaining the auditors' independence. The Audit and Finance Committee discussed with the Company's internal auditors, Ernst & Young and management the overall scope and plans for their respective audits. The Audit and Finance Committee met with the internal auditors and Ernst & Young, with and without management present, to discuss the results of their respective audits, the evaluations of the Company's internal controls over financial reporting, and the overall quality of the Company's financial reporting. The Audit and Finance Committee also discussed with Ernst & Young whether there were any audit problems or difficulties, and management's response. In addition, the Audit and Finance Committee monitored the Company's compliance activities relating to the Sarbanes-Oxley Act of 2002.

Based on the reviews and discussions described above, the Audit and Finance Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 2010, for filing with the SEC.

The Audit and Finance Committee also selected Ernst & Young LLP as the Company's independent auditor for the fiscal year ending December 31, 2011. The Board of Directors is recommending that stockholders ratify this selection at the Annual Meeting.

THIS REPORT IS SUBMITTED BY THE
AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS

Richard J. Dahl (Chairman)
Howard M. Berk
Michael S. Gordon
Larry A. Kay

PROPOSAL TWO: RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE 2011 FISCAL YEAR

Ernst & Young LLP served as the Company's independent auditor for the fiscal year ending December 31, 2010 and the Audit and Finance Committee has unanimously selected Ernst & Young LLP to serve as the Company's independent auditor for the fiscal year ending December 31, 2011. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. Unless otherwise indicated thereon, the persons named in the Proxy will vote all proxies in favor of ratifying the selection of Ernst & Young LLP as the Company's independent auditors. If stockholders do not ratify the appointment of Ernst & Young LLP, the selection of the Company's independent auditor will be reconsidered by the Audit and Finance Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE 2011 FISCAL YEAR.

Independent Auditor Fees

The following table sets forth information concerning the fees billed to the Company by Ernst & Young LLP for the fiscal years ending December 31, 2010 and 2009:

Type of Fee	2010	2009
Audit	$1,687,100	$1,661,500
Audit-Related	57,800	342,800
Tax	220,900	317,300
All Other	2,000	—

Total	$1,967,800	$2,321,600

Audit Fees comprise fees for professional services necessary to perform an audit or review in accordance with the standards of the Public Company Accounting Oversight Board, including services rendered for the audit of the Company's annual financial statements (including services incurred in rendering an opinion under Section 404 of the Sarbanes-Oxley Act) and review of quarterly financial statements. Audit fees also include fees for services that are normally incurred in connection with statutory and regulatory filings or engagements, such as comfort letters, statutory audits, attest services, consents, and review of documents filed with the SEC.

Audit-Related Fees comprise fees for services that are reasonably related to the performance of the audit or review of the Company's financial statements, including the support of business acquisition and divestiture activities, independent assessment of controls related to outsourcing services, and review of retirement and other benefit-related programs.

Tax Fees comprise fees for tax compliance, tax planning, and tax advice, including the provision of such services in connection with business acquisition and divestiture activities.

All Other Fees consists of fees relating to audit and other non-tax services associated with the Company's refinancing of certain debt.

Consistent with its policy, the Audit and Finance Committee reviewed and approved in advance the independent auditor's annual engagement letter, including the proposed fees contained therein, as well as all audit and permitted non-audit engagements and relationships between the Company and its independent auditor, and approved in advance all of the fees related thereto.

PROPOSAL THREE: APPROVAL OF THE ADOPTION OF
THE DINEEQUITY, INC. 2011 STOCK INCENTIVE PLAN

On March 25, 2011, our Board adopted the DineEquity, Inc. 2011 Stock Incentive Plan (the "2011 Plan"), subject to stockholder approval. A copy of the 2011 Plan is attached to this Proxy Statement as Appendix A. The 2011 Plan authorizes the Company to grant stock incentive awards in the form of incentive stock options ("ISOs"), non-qualified stock options ("NQOs"), stock appreciation rights ("SARs"), restricted stock awards ("RSAs"), restricted stock units ("RSUs") and performance units. The 2011 Plan permits the issuance of up to 1,500,000 shares of our common stock, par value $.01 per share (the "Common Stock").

Prior to the approval of the 2011 Plan by our Board, the Company granted awards pursuant to the IHOP Corp. 2001 Stock Incentive Plan, as amended and restated, and the DineEquity, Inc. Amended and Restated 2005 Stock Incentive Plan for Non-Employee Directors (the "Prior Plans"). Subject to stockholder approval of the 2011 Plan, as contemplated by this Proxy Statement, no further grants will be permitted under the Prior Plans. As a result of the termination of the Prior Plans, approximately 456,000 shares of our Common Stock otherwise remaining available for grant under the Prior Plans will be unused. However, awards that are outstanding under the Prior Plans will remain in effect, and any shares subject to those awards that are cancelled, forfeited or settled in cash will become available for awards under the 2011 Plan.

Capitalized terms used herein but not otherwise defined shall have the respective meanings set forth in the 2011 Plan.

Why the Board of Directors Believes You Should Approve the 2011 Plan

Attracting and Recruiting Talent.    The Company believes future success depends on its ability to recruit, retain, reward and motivate employees, non-employee directors, and other service providers, and to align their interests with the Company's stockholders. The approval of the 2011 Plan is critical to achieving this success. The Company would be at a severe competitive disadvantage if it could not use stock-based awards to recruit and compensate employees, non-employee directors or other service providers.

Aligning the Company's Interests With the Stockholders.    The use of Company stock as part of its compensation program is also important to the Company's continued success in that it fosters a pay-for-performance culture, which the Company has stated is an important element of its overall compensation package. The Company believes that equity compensation motivates employees to create stockholder value because the value employees realize from equity compensation is based on our stock performance. Equity compensation also aligns the goals and objectives of the Company's employees with the interests of its stockholders and promotes a focus on long-term value creation because its equity compensation awards are subject to vesting and/or performance criteria.

Avoiding Changes in Compensation Programs.    Equity compensation is an essential component of our compensation program. If the 2011 Plan is not approved, the Company will be compelled to increase significantly the cash component of its employee compensation, which may not necessarily align employee interests with those of stockholders as well as stock-based awards. Replacing equity awards with cash will also increase cash compensation expense and use cash that would otherwise be reinvested in the Company's businesses. The Company is requesting approval of the 2011 Plan to avoid having to make changes to its compensation program that are inconsistent with the Company's overall compensation philosophy.

Managing Dilution and Burn Rate.    Historically, the Company has operated with very conservative levels of burn rate. The Company's burn rate rose above historical levels in 2008 and 2009 due to extraordinary events, including (a) the economic downturn, (b) the acquisition of Applebee's which significantly expanded the equity-eligible employee base and led to the hiring of a new executive team to manage the combined enterprise, (c) the decision to grant one-time retention-related equity awards associated with the Applebee's acquisition and (d) a severe stock price decline in 2009 and the subsequent grant of options with a $5.55 exercise price. The Company's burn rate decreased in 2010, and share usage statistics for the 2011 fiscal year are expected to be even lower. A conservative approach to share usage is evidenced by the Company's most recent annual grant in March of 2011 that resulted in a simple burn rate of 1.5%.

The Company is committed to sound equity compensation practices that will be aligned with industry standards. The Company recognizes that equity compensation awards dilute stockholder equity and, therefore, is committed to carefully managing its equity incentive compensation decisions in the future. With approval of this proposal, the overall dilution of our equity award program would be approximately 16.8% of our fully diluted shares outstanding. The Company's equity compensation practices are targeted to be consistent with the market median, and we believe that future share usage statistics will demonstrate that the Company is responsible and mindful of stockholder interests.

Key Terms of the 2011 Plan

In evaluating this proposal, stockholders should consider the summary of key terms set forth below, which is qualified in its entirety by reference to the text of the 2011 Plan attached hereto as Appendix A.

Administration of the 2011 Plan

The 2011 Plan will be administered by the Compensation Committee (the "Committee"). It is intended that each member of the Committee be independent for purposes of securities law, tax and New York Stock Exchange requirements. The Committee, subject to the terms of the 2011 Plan, will select eligible persons to receive awards and determine the form, amount and timing of each award and all other terms and conditions of each award. All awards will be evidenced by a written agreement containing provisions not inconsistent with the 2011 Plan as the Committee will approve. The Committee will also have authority to establish rules and regulations for administering the 2011 Plan and to decide questions of interpretation or application of any provision of the 2011 Plan. The Committee may, subject to Section 162(m) of the Internal Revenue Code, take any action such that (1) any outstanding options and SARs become exercisable in part or in full, (2) all or any portion of a restriction period on any RSAs or RSUs lapse, (3) all or a portion of any performance period applicable to any performance units lapse and (4) any performance measures applicable to any outstanding award be deemed satisfied at the target, maximum or any other level.

In certain circumstances, the Committee may delegate some or all of its power and authority to the Board or, subject to applicable law, to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate.

Available Shares

Under the 2011 Plan, the maximum number of shares of Common Stock available for awards is 1,500,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off or other similar change or event, or an extraordinary cash dividend. The number of available shares will be reduced by the aggregate number of shares of Common Stock which become subject to outstanding options, free-standing SARs, RSAs or RSUs or are issued in settlement of performance units. To the extent that shares of Common Stock subject to an outstanding option, free-standing SAR, RSA or RSU granted under either the 2011 Plan or a Prior Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares of Common Stock subject to an option cancelled upon settlement of a related tandem

SAR or subject to a tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of the award in cash, then those shares of Common Stock will again be available under the 2011 Plan. Shares of Common Stock withheld or tendered to satisfy tax withholding obligations or the exercise price with respect to an award granted under the 2011 Plan or a Prior Plan will not become available for subsequent awards under the 2011 Plan.

The maximum number of shares of Common Stock with respect to which options or SARs or a combination thereof may be granted in any fiscal year to any person will be 3,000,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off or other similar change or event, or an extraordinary cash dividend. The maximum number of shares of Common Stock with respect to which performance-based RSAs and RSUs may be granted in any fiscal year to any person will be 2,000,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off or other similar change or event, or an extraordinary cash dividend. The maximum amount that may be payable with respect to performance units granted in any fiscal year to any person will be $3,000,000.

Types of Stock Incentives to Be Awarded

Stock Options and Stock Appreciation Rights (SARs).    The 2011 Plan provides for the grant of stock options and SARs. The exercise price of an option will not be less than 100% of the fair market value of a share of Common Stock on its date of grant, and if the holder of an ISO owns greater than 10% of the voting power of all shares of capital stock of the Company (a "ten percent holder"), the option exercise price will not be less than the price required by the Internal Revenue Code, currently 110% of fair market value. Subject to the foregoing, the Committee determines the exercise price of each option granted under the 2011 Plan. Each option will be exercisable for no more than 10 years after its date of grant, unless the participant is a ten percent holder, in which case the option will be exercisable for no more than five years after its date of grant.

SARs may be granted in tandem with a related stock option, or independently as a "free-standing" SAR. The base price of a tandem SAR will be equal to the exercise price of the related stock option. The base price of a free-standing SAR will be determined by the Committee, but will not be less than 100% of the fair market value of a share of Common Stock on the date the SAR is granted. An SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of Common Stock (which may be restricted stock), cash or a combination thereof with a value equal to the difference between the fair market value of the Common Stock on the exercise date and the base price of the SAR.

Neither options nor SARs granted under the 2011 Plan may be repriced without stockholder approval.

Options and SARs that are not subject to specified performance measures will become vested and exercisable over a period of not less than three years, and options that are subject to specified performance measures will become vested and exercisable over a period of not less than one year. These minimum vesting periods are not required, however (i) in the case of options and SARs granted to nonemployee directors and independent contractors, (ii) with respect to options or SARs held by employees who terminate employment due to death, disability or retirement or (iii) in the event of a change in control.

Except as otherwise provided in a participant's option award agreement:

  •
  If a participant's employment or service terminates due to death, the participant's options or SARs will become fully vested and exercisable and may be exercised by the participant's estate or other legal representative for a period of 12 months from the date of such death or until the expiration of the term of the option or SAR, whichever period is shorter.

  •
  If a participant's employment or service terminates due to disability, the participant's options or SARs will become fully vested and exercisable and may be exercised for a period of 12 months from the date of such termination or until the expiration of the term of the option or SAR, whichever period is shorter, but if the participant dies within such 12-month period and prior to the expiration of the term of the option or SAR, any unexercised option and SAR will be exercisable for a period of 12 months from the time of death or until the expiration of the term of the option or SAR, whichever period is shorter.

  •
  If an employee's employment terminates due to retirement, the employee's options or SARs may be exercised, to the extent then exercisable, for a period of 12 months from the date of retirement or until the expiration of the term of the option or SAR, whichever period is shorter. If a non-employee director's service on the Board terminates due to retirement, the non-employee director's options or SARs shall become fully exercisable and thereafter may be exercised for a period of 12 months from the date of retirement or until the expiration of the term of the option or SAR, whichever period is shorter.

  •
  If a participant's employment or service terminates for any reason other than death, disability or retirement, the participant's options or SARs may be exercised, to the extent then exercisable, for a period of three months from the date of termination or until the expiration of the term of the option or SAR, whichever period is shorter.

Restricted Stock Awards (RSAs) and Restricted Stock Units (RSUs).    The 2011 Plan provides for awards of nontransferable RSAs and RSUs. Generally, RSAs are subject to the requirement that the shares be forfeited or resold to the Company if specified vesting conditions are not met. Unless otherwise set forth in an RSA agreement, the holder of an RSA will have rights as a stockholder of the Company, including the right to vote and receive dividends with respect to the shares of restricted stock, except that (i) distributions other than regular cash dividends and (ii) regular cash dividends with respect to shares of Common Stock that are subject to performance-based vesting conditions, in each case will be deposited with the Company and be subject to the same restrictions as the restricted stock.

The 2011 Plan also provides for awards of restricted stock units (that is, promises to deliver shares of stock in the future, subject to any vesting conditions specified in the 2011 Plan and the award). Prior to settlement of an RSU, the holder of the RSU will have no rights as a stockholder of the Company.

All of the terms relating to the satisfaction of performance measures and the termination of a restriction period, or the forfeiture and cancellation of an RSA or RSU award upon a termination of employment or service, whether by reason of disability, retirement, death or any other reason, will be determined by the Committee.

RSAs and RSUs that are not subject to specified performance measures will become vested over a period of not less than three years, and RSAs and RSUs that are subject to specified performance measures will become vested over a period of not less than one year. These minimum vesting periods are not required, however (i) in the case of RSAs and RSUs granted to nonemployee directors and independent contractors, (ii) with respect to RSAs and RSUs held by employees who terminate employment due to death, disability or retirement or (iii) in the event of a change in control.

All of the terms relating to the satisfaction of performance measures and the termination of the restriction period or performance period relating to an RSA or an RSU, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award shall be determined by the Committee and set forth in the applicable award agreement. Notwithstanding this, (i) if an employee's employment with the Company terminates due to disability or death, all RSAs or RSUs held by such employee shall become fully vested and (ii) if a non-employee director's service on the Board terminates due to retirement, disability or death, all RSAs and RSUs held by such non-employee director shall become fully vested.

Performance Unit Awards.    The 2011 Plan provides for performance unit awards entitling the recipient to receive cash or Common Stock following the attainment of performance goals determined by the Committee. Performance conditions may also be attached to other awards under the 2011 Plan. Prior to the settlement of a performance unit award in shares of Common Stock, the holder of such award will have no rights as a stockholder of the Company with respect to such shares. All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance unit award upon a termination of employment or service, whether by reason of disability, retirement, death or any other reason, will be determined by the Committee.

In the case of any performance-based award intended to qualify for the performance-based remuneration exception described in Section 162(m) of the Code, the Committee will in writing pre-establish specific performance goals that are based upon any one or more objectively determinable measures of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices or to peer companies, and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time, earnings per share, return to stockholders (including dividends), return on assets, return on equity, earnings of the Company before or after taxes and/or interest, EBITDA, revenues, market share, cash flow or cost reduction goals, interest expense after taxes, return on investment, return on investment capital, economic value created, gross margin, operating margin, net income before or after taxes, pretax earnings before interest, depreciation and amortization, pretax operating earnings after interest expense and before incentives and/or extraordinary or special items, operating earnings, net cash provided by operations, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, and goals relating to acquisitions or divestitures.

Effect of a Change in Control on Stock Incentives

In the event of a change in control of the Company, the 2011 Plan permits the Board, as constituted prior to the change in control, to (a) provide that (i) some or all outstanding options and SARs will immediately become exercisable in full or in part, (ii) the restriction period applicable to some or all outstanding RSAs and RSUs will lapse in full or in part, (iii) the performance period applicable to some or all outstanding awards will lapse in full or in part and (iv) the performance measures applicable to some or all outstanding awards will be deemed to be satisfied at the target, maximum or any other level and (b) in its sole discretion, either (i) provide for the value of all outstanding options, SARs, RSAs, RSUs or performance unit awards, to the extent determined by the Committee or the Board at or after grant, to be cashed out as of the date the change in control occurs or (ii) provide that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such change in control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board.

Effective Date and Amendment

If approved by our stockholders, the 2011 Plan will become effective as of the date on which the 2011 Plan was approved by the Board and will terminate as of the first annual meeting of the Company's stockholders to occur on or after the tenth anniversary of the effective date, unless earlier terminated by the Board. However, no incentive stock options may be granted later than 10 years after the date on which the 2011 Plan was adopted by the Board. The Board may amend this Plan as it deems advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code and any rule of the New York Stock Exchange; provided, however, that no amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

New Plan Benefits

Because benefits under the 2011 Plan will depend on the Committee's actions and the fair market value of the Company's Common Stock at various future dates, it is not possible to determine at this time the benefits that might be received by employees, non-employee directors and other service providers if the 2011 Plan is approved by stockholders. As of March 31, 2011, approximately 511 employees and nine non-employee directors were eligible for consideration to participate in the 2011 Plan. As of March 31, 2011, the closing price of the Company's Common Stock was $54.98 per share.

Federal Tax Effects

Section 162(m) of the Internal Revenue Code.    Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to the corporation's chief executive officer and the corporation's three most highly compensated executive officers other than the chief executive officer and the chief financial officer. However, "qualified performance-based compensation" is not subject to the $1 million deduction limit. To qualify as performance based-compensation, the following requirements must be satisfied: (1) the performance goals are determined by a committee consisting solely of two or more "outside directors," (2) the material terms under which the compensation is to be paid, including the performance goals, are approved by the corporation's stockholders and (3) the committee certifies that the applicable performance goals were satisfied before payment of any performance-based compensation is made. As noted above, the Committee currently consists solely of "outside directors" for purposes of Section 162(m) of the Code. As a result, certain compensation under the 2011 Plan, such as that payable with respect to options and SARs, is not expected to be subject to the $1 million deduction limit, but other compensation payable under the 2011 Plan, such as any RSA or RSU that is not subject to performance measures, would be subject to such limit.

Stock Options.    A participant will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of (a) the lesser of (1) the amount realized upon that disposition and (2) the fair market value of those shares on the date of exercise over (b) the exercise price, and the Company will be entitled to a corresponding deduction.

SARs.    A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense.

RSAs and RSUs.    A participant will not recognize taxable income at the time an RSA is granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value of the shares at that time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

A participant will not recognize taxable income at the time an RSU is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of RSUs, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company. The amount of ordinary income recognized is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

Performance Unit Awards.    A participant will not recognize taxable income at the time performance units are granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of performance units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

Under the so-called "golden parachute" provisions of the Code, the vesting or accelerated exercisability of awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the 2011 Plan, may be subject to an additional 20% federal tax and may not be deductible to the Company.

Awards under the 2011 Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules and shall be construed accordingly. However, neither the Company nor the Committee nor any person acting on its or their behalf will be liable to any participant or other holder of an award by reason of any failure of an award to comply with Section 409A or certain other tax rules.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ADOPTION OF THE DINEEQUITY, INC. 2011 STOCK INCENTIVE PLAN.

PROPOSAL FOUR: APPROVAL, IN A NON-BINDING VOTE, OF
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank Act"), we are asking our stockholders to approve, in a non-binding vote, the compensation of the Company's named executive officers as described in this Proxy Statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers.

The Compensation Discussion and Analysis begins at page 20. As we discussed there, the Board of Directors believes that the Company's long-term success depends in large measure on the talents of the Company's employees. The Company's compensation system plays a significant role in the Company's ability to attract, retain and motivate the highest quality workforce. The Company's executive pay programs are designed to provide competitive pay opportunities for executives if they achieve the goals and objectives upon which our incentive programs are based. The majority of executive pay for our NEOs comes through incentive-based pay. This is conditional pay that can only be realized if the goals approved by the Compensation Committee are achieved. These goals attempt to balance short-term and long-term performance horizons and to balance internal measures of performance with external indicators of stockholder value creation. Our annual incentive plan rewards for achievement relative to EBITDA and individual performance objectives. These performance goals are challenging in nature and were approved by the Compensation Committee of the Board. The Company strives to design, operate and maintain compensation programs that are in the best interests of stockholders.

While this advisory vote on executive compensation is non-binding, the Board and the Compensation Committee will review the voting results and seek to determine the cause or causes of any significant negative voting result. Voting results provide little detail by themselves, and the Company may consult directly with stockholders to better understand issues and concerns not previously presented.

Accordingly, we are asking you to approve the following resolution:

  RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE
APPROVAL OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE
OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE
COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL FIVE: DETERMINATION, IN A NON-BINDING VOTE, OF WHETHER A
STOCKHOLDER VOTE TO APPROVE OUR NAMED EXECUTIVE OFFICER
COMPENSATION SHOULD OCCUR EVERY ONE, TWO OR THREE YEARS

Pursuant to the Dodd-Frank Act, we also are asking our stockholders to provide their input with regard to the frequency of future stockholder non-binding votes on the Company's executive compensation programs, such as Proposal Four above of this Proxy Statement. In particular, we are asking whether the non-binding vote on executive compensation should occur once every year, every two years or every three years.

After considering this agenda item, our Board of Directors has determined that a non-binding vote once every three years on executive compensation is the most appropriate alternative for the Company. As described in the Compensation Discussion and Analysis, the Company's Executive Officer compensation is designed with a long-term focus. The Board intends that the program be responsive to stockholder concerns, but is concerned that annual votes on the program could foster a short-term focus and undermine some of its most thoughtful features. The Board is also concerned that annual advisory votes on executive compensation for all public companies will overburden investors and require them to evaluate too many executive compensation programs annually, hindering careful evaluation of the programs. Because of this, annual votes may lead to "one size fits all" formulas for evaluating compensation that will impair the Company's ability to design its compensation program to align with its business model and performance drivers. Finally, the Board believes that the Company will be better served by periodic votes on compensation that afford the Compensation Committee time to understand concerns and deliberate appropriate responses, and allow stockholders time to see responsive changes.

In the event an advisory vote indicates stockholder concern, the Board believes stockholders will be best served if the Board takes the time to understand the issues and thoughtfully develop responsive alternatives. We hope that our stockholders share the same views as to what is the best approach for the Company, and we look forward to hearing from you on this agenda item. Accordingly, our Board of Directors recommends that the advisory vote on executive compensation be held once every three years.

You may cast your vote by choosing the option of one year, two years or three years. You may also abstain from voting. The option of one year, two years or three years that receives the highest number of votes cast will be the frequency of the vote on the compensation of our named executive officers that has been approved by stockholders on an advisory basis. Even though your vote is advisory and therefore will not be binding on the Company, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will consider our stockholders' vote. Nonetheless, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option voted by our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
THE OPTION OF ONCE EVERY THREE YEARS AS THE FREQUENCY
WITH WHICH STOCKHOLDERS ARE PROVIDED A NON-BINDING VOTE
ON EXECUTIVE COMPENSATION.

Proposals of Stockholders

No proposals of stockholders were received by the Company to be presented at the Annual Meeting. The Board of Directors will make provision for presentation of proposals of stockholders at the 2012 Annual Meeting of Stockholders provided such proposals are submitted by eligible stockholders who have complied with the Bylaws of the Company and the relevant regulations of the Securities and Exchange Commission. In order for any such proposals to be included in the proxy materials for consideration at the 2012 annual meeting, the proposal should be mailed to Secretary, DineEquity, Inc., 450 North Brand Boulevard, Glendale, California 91203, and must be received no later than December 15, 2011.

Stockholders who intend to present a proposal at the 2012 Annual Meeting of Stockholders without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no earlier than February 17, 2012 and no later than March 19, 2012. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Other Business

The management of the Company is not aware of any other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of Proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

By Order of the Board of Directors,

Bryan R. Adel
Senior Vice President, Legal, General Counsel and Secretary

April 13, 2011
Glendale, California

Annex A

DINEEQUITY, INC.

2011 STOCK INCENTIVE PLAN

I. INTRODUCTION

        1.1    Purposes.    The purposes of the DineEquity, Inc. 2011 Stock Incentive Plan (this "Plan") are (i) to align the interests of the Company's stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining directors, officers and other employees and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

        1.2    Certain Definitions.

        "Agreement" shall mean the written or electronic agreement evidencing an award hereunder between the Company and the recipient of such award.

        "Board" shall mean the Board of Directors of the Company.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Committee" shall mean the Committee designated by the Board, consisting of two or more members of the Board, each of whom may be (i) a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act, (ii) an "outside director" within the meaning of Section 162(m) of the Code and (iii) "independent" within the meaning of the rules of the New York Stock Exchange or any other stock exchange on which the Common Stock is then traded.

        "Common Stock" shall mean the common stock, par value $0.01 per share, of the Company, and all rights appurtenant thereto.

        "Company" shall mean DineEquity, Inc., a corporation organized under the laws of the State of Delaware, or any successor thereto.

        "Disability" shall mean that a participant, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, is receiving income replacement benefits for a period of not less than three months under a long-term disability plan maintained by the Company or one of its Subsidiaries.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" shall be determined by the Committee based on the trading price of a share of Common Stock as reported on the New York Stock Exchange pursuant to any method consistent with the Code, or applicable Treasury Regulations, as the Committee shall in its discretion select and apply at the time of grant, the time of exercise, or other determination event; provided, however, that if the Common Stock is not listed on the New York Stock Exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee in good faith and in accordance with Section 409A of the Code.

        "Free-Standing SAR" shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

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        "Incentive Stock Option" shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

        "Non-Employee Director" shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.

        "Nonqualified Stock Option" shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

        "Performance Measures" shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder's interest, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award or Performance Unit Award, to the holder's receipt of the shares of Common Stock subject to such award or of payment with respect to such award. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, such criteria and objectives shall include one or more of the following corporate-wide or subsidiary, division, line of business, project or geographic measures, stated in either absolute terms or relative terms, such as rates of growth or improvement or by comparison to specified indices or peer companies: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time, earnings per share, return to stockholders (including dividends), return on assets, return on equity, earnings of the Company before or after taxes and/or interest, EBITDA, revenues, market share, cash flow or cost reduction goals, interest expense after taxes, return on investment, return on investment capital, economic value created, gross margin, operating margin, net income before or after taxes, pretax earnings before interest, depreciation and amortization, pretax operating earnings after interest expense and before incentives and/or extraordinary or special items, operating earnings, net cash provided by operations, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, and goals relating to acquisitions or divestitures, or any combination of the foregoing.

        "Performance Option" shall mean an Incentive Stock Option or Nonqualified Stock Option, the grant of which or the exercisability of all or a portion of which is contingent upon the attainment of specified Performance Measures within a specified Performance Period.

        "Performance Period" shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

        "Performance Unit" shall mean a right to receive, contingent upon the attainment of specified Performance Measures within a specified Performance Period, a specified cash amount or, in lieu thereof, shares of Common Stock having a Fair Market Value equal to such cash amount.

        "Performance Unit Award" shall mean an award of Performance Units under this Plan.

        "Prior Plan" shall mean the IHOP Corp. 2001 Stock Incentive Plan, as amended and restated, the DineEquity, Inc. Amended and Restated 2005 Stock Incentive Plan for Non-Employee Directors and each other equity plan maintained by the Company under which awards are outstanding as of the effective date of this Plan.

Annex A-2

        "Restricted Stock" shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

        "Restricted Stock Award" shall mean an award of Restricted Stock under this Plan.

        "Restricted Stock Unit" shall mean a right to receive one share of Common Stock or, in lieu thereof and to the extent set forth in the applicable Agreement, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

        "Restricted Stock Unit Award" shall mean an award of Restricted Stock Units under this Plan.

        "Restriction Period" shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect.

        "Retirement" shall mean (i) in the case of an employee, a termination of employment with the Company (A) with combined age and years of service with the Company equal to or greater than 70 or (B) that is otherwise characterized as a Retirement with the written consent of the Committee in its sole discretion, and (ii) in the case of a Non-Employee Director, the Non-Employee Director's departure or termination from the Board for any reason other than cause, as determined by the Committee, provided that such Non-Employee Director has served at least five (5) years as a member of the Board. The decision of the Committee shall be final and conclusive.

        "SAR" shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

        "Stock Award" shall mean a Restricted Stock Award or a Restricted Stock Unit Award.

        "Subsidiary" shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

        "Tandem SAR" shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender or cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock) with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

        "Tax Date" shall have the meaning set forth in Section 5.5.

        "Ten Percent Holder" shall have the meaning set forth in Section 2.1(a).

        1.3    Administration.    This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options (which may include Performance Options), (ii) SARs in the form of Tandem SARs or Free-Standing SARs, (iii) Stock Awards in the form of Restricted Stock or Restricted Stock Units and (iv) Performance Units. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs, the number

Annex A-3

of Restricted Stock Units and the number of Performance Units subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements of Section 162(m) of the Code and regulations thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock or Restricted Stock Units shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Restricted Stock, Restricted Stock Units or Performance Units shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding award shall be deemed to be satisfied at the target, maximum or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

        The Committee may delegate some or all of its power and authority hereunder to the Board or, subject to applicable law, to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board or the Chief Executive Officer or other executive officer of the Company with regard to the grant of an award to any person who is a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

        No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company's Certificate of Incorporation and/or By-laws) and under any directors' and officers' liability insurance that may be in effect from time to time.

        1.4    Eligibility.    Participants in this Plan shall consist of such officers, other employees, nonemployee directors, independent contractors, and persons expected to become officers, other employees, nonemployee directors and independent contractors of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee's selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. For purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall include service as a nonemployee director or independent contractor. The Committee shall determine in its sole discretion the extent to which a participant shall be considered employed during an approved leave of absence.

        1.5    Shares Available.    Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Section 1.5, 1,500,000 shares of Common Stock shall initially be available for all awards under this Plan. The number of shares of Common Stock that remain available for future grants under

Annex A-4

the Plan shall be reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options, outstanding Free-Standing SARs, and outstanding Stock Awards granted under the Plan and the number of shares issued or delivered upon the settlement of Performance Unit awards granted under the Plan.

        To the extent that shares of Common Stock subject to an outstanding option, SAR or stock award granted under the Plan or a Prior Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related tandem SAR or shares subject to a tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under this Plan. Shares of Common Stock withheld or tendered to satisfy tax withholding obligations or the exercise price with respect to an award granted under the Plan or a Prior Plan will not become available for subsequent awards under the Plan.

        Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

        To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder (i) the maximum number of shares of Common Stock with respect to which options or SARs or a combination thereof may be granted during any fiscal year of the Company to any person shall be 300,000, subject to adjustment as provided in Section 5.7; (ii) the maximum number of shares of Common Stock with respect to which Stock Awards subject to Performance Measures may be granted during any fiscal year of the Company to any person shall be 200,000, subject to adjustment as provided in Section 5.7, and (iii) the maximum amount that may be payable with respect to Performance Units granted during any fiscal year of the Company to any person shall be $3,000,000.

II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

        2.1    Stock Options.    The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

        Options may be granted in addition to, or in lieu of, any other compensation payable to officers, other employees, directors, and independent contractors, and in all cases shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

        (a)    Number of Shares and Purchase Price.    The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of a Nonqualified Stock Option or an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a "Ten Percent Holder"), the purchase price per share of Common Stock shall not be less

Annex A-5

than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

        (b)    Option Period and Exercisability.    The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than 10 years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. -The Committee may, in its discretion, determine that an option is to be granted as a Performance Option and may establish an applicable Performance Period and Performance Measures which shall be satisfied or met as a condition to the grant of such option or to the exercisability of all or a portion of such option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. Notwithstanding the foregoing, but subject to Section 5.8, (i) options that are not subject to Performance Measures shall become exercisable over a period of not less than three (3) years, and (ii) options that are subject to Performance Measures shall become exercisable over a period of not less than one (1) year, except in each case with respect to (A) options granted to nonemployee directors or independent contractors and (B) options held by employees who terminate employment due to Retirement, Disability or death. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

        (c)    Method of Exercise.    An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company's satisfaction).

        2.2    Stock Appreciation Rights.    The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

        SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

        (a)    Number of SARs and Base Price.    The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall

Annex A-6

not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

        (b)    Exercise Period and Exercisability.    The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. Notwithstanding the foregoing, but subject to Section 5.8, (i) SARs that are not subject to Performance Measures shall become exercisable over a period of not less than three (3) years, and (ii) SARs that are subject to Performance Measures shall become exercisable over a period of not less than one (1) year, except in each case with respect to (A) SARs granted to nonemployee directors or independent contractors and (B) SARs held by employees who terminate employment due to Retirement, Disability or death. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the Shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of an SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

        (c)    Method of Exercise.    A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request.

        2.3    Termination of Employment or Service.    Except as set forth in the applicable award Agreement, each option and SAR shall be exercisable following a participant's termination of employment or service with the Company in accordance with this Section 2.3:

        (a)    Termination by Death.    If a participant's employment with or service to the Company terminates by reason of his or her death, the options or SARs held by such participant shall become fully vested and exercisable and thereafter may be exercised by the legal representative of the estate or by the legatee of the participant under the will of the participant, for a period of twelve (12) months (or such shorter period as the Committee shall specify at grant) from the date of such death or until the expiration of the stated term of such option or SAR, whichever period is shorter.

        (b)    Termination by Reason of Disability.    If a participant's employment or service is terminated by the Company by reason of Disability, any option or SAR held by such participant shall become fully vested and exercisable and thereafter may be exercised for a period of twelve (12) months (or such shorter period as the Committee shall specify at grant) from the date of such termination of employment or service or until the expiration of the stated term of such option or SAR, whichever period is shorter, provided, however, that, if the participant dies within such twelve-month period (or such shorter period as the Committee shall specify at grant) and prior to the expiration of the stated term of such option or SAR, any unexercised option and SAR held by such participant shall thereafter be exercisable for a period of twelve (12) months (or such shorter period as the Committee shall specify at grant) from the time of death or until the expiration of the stated term of such option or SAR, whichever period is shorter. In the event of a termination of employment or service by reason of

Annex A-7

Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such option will thereafter be treated as a Nonqualified Stock Option.

        (c)    Termination by Reason of Retirement.    If an employee's employment with the Company terminates by reason of Retirement, any option or SAR held by such retired employee thereafter may be exercised, to the extent it was exercisable at the time of such termination (or on such accelerated basis as the Committee shall determine at or after the time of grant), for a period of twelve (12) months (or such shorter period as the Committee shall specify at grant) from the date of Retirement or until the expiration of the stated term of such option or SAR, whichever period is shorter. If a Non-Employee Director's service on the Board terminates by reason of Retirement, any option or SAR held by such retired Non-Employee Director shall become fully vested and exercisable and thereafter may be exercised for a period of twelve (12) months from the date of Retirement or until the expiration of the stated term of such option or SAR, whichever period is shorter.

        (d)    Other Termination.    Except as otherwise provided in this paragraph or otherwise determined by the Committee, if a participant's employment or service with the Company terminates for any reason other than death, Disability or Retirement, any option or SAR held by such participant thereafter may be exercised, to the extent it was exercisable at the time of such termination (or on an such accelerated basis as the Committee shall determine at or after the time of grant) until the earlier to occur of (A) three months from the date of such termination or (B) the expiration of such option's or SAR's stated term.

        2.4    No Repricing.    Notwithstanding anything in this Plan to the contrary and subject to Section 5.7, to the extent required by the New York Stock Exchange, or any other stock exchange on which shares of Common Stock are traded, the Committee will not amend or replace any previously granted option or SAR in a transaction that constitutes a repricing, without the approval of the stockholders of the Company.

III. STOCK AWARDS

        3.1    Stock Awards.    The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or a Restricted Stock Unit Award.

        3.2    Terms of Restricted Stock Awards.    Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

        (a)    Number of Shares and Other Terms.    The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

        (b)    Vesting and Forfeiture.    The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period. Notwithstanding the foregoing, but subject to Section 5.8, (i) Restricted Stock Awards that are not subject to Performance Measures shall become vested over a period of not less than three (3) years, and (ii) Restricted Stock Awards that are subject to Performance Measures

Annex A-8

shall become vested over a period of not less than one (1) year, except in each case with respect to (A) Restricted Stock Awards granted to nonemployee directors or independent contractors and (B) Restricted Stock Awards held by employees who terminate employment due to Retirement, Disability or death.

        (c)    Stock Issuance.    During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder's name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company's right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

        (d)    Rights with Respect to Restricted Stock Awards.    Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that (i) a distribution with respect to shares of Common Stock, other than a regular cash dividend, and (ii) a regular cash dividend with respect to shares of Common Stock that are subject to performance-based vesting conditions, in each case shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

        3.3    Terms of Restricted Stock Unit Awards.    Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

        (a)    Number of Shares and Other Terms.    The number of shares of Common Stock subject to a Restricted Stock Unit Award, including the number of shares that are earned upon the attainment of any specified Performance Measures, and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

        (b)    Vesting and Forfeiture.    The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period. Notwithstanding the foregoing, but subject to Section 5.8, (i) Restricted Stock Unit Awards that are not subject to Performance Measures shall become vested over a period of not less than three (3) years, and (ii) Restricted Stock Unit Awards that are subject to Performance

Annex A-9

Measures shall become vested over a period of not less than one (1) year, except in each case with respect to (A) Restricted Stock Unit Awards granted to nonemployee directors or independent contractors and (B) Restricted Stock Unit Awards held by employees who terminate employment due to Retirement, Disability or death.

        (c)    Settlement of Vested Restricted Stock Unit Awards.    The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Any dividend equivalents with respect to Restricted Stock Units that are subject to performance-based vesting conditions shall be subject to the same restrictions as such Restricted Stock Units. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

        3.4    Termination of Employment or Service.    All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award shall be determined by the Committee and set forth in the applicable award Agreement. Notwithstanding the foregoing, (i) if an employee's employment with the Company terminates due to Disability or death, all Stock Awards held by such employee shall become fully vested and (ii) if a Non-Employee Director's service on the Board terminates due to Retirement, Disability or death, all Stock Awards held by such Non-Employee Director shall become fully vested.

IV. PERFORMANCE UNIT AWARDS

        4.1    Performance Unit Awards.    The Committee may, in its discretion, grant Performance Unit Awards to such eligible persons as may be selected by the Committee.

        4.2    Terms of Performance Unit Awards.    Performance Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

        (a)    Number of Performance Units and Performance Measures.    The number of Performance Units subject to a Performance Unit Award, the method of determining the value of each Performance Unit and the Performance Measures and Performance Period applicable to a Performance Unit Award shall be determined by the Committee.

        (b)    Vesting and Forfeiture.    The Agreement relating to a Performance Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Unit Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

        (c)    Settlement of Vested Performance Unit Awards.    The Agreement relating to a Performance Unit Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Unit Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Unit

Annex A-10

Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company.

        4.3    Termination of Employment or Service.    All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Unit Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, whether by reason of Retirement, Disability, death or any other reason, shall be determined by the Committee and set forth in the applicable award Agreement.

V. GENERAL

        5.1    Effective Date and Term of Plan.    This Plan shall be submitted to the stockholders of the Company for approval at the Company's 2011 annual meeting of stockholders and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at such annual meeting of stockholders, shall become effective as of the date on which the Plan was approved by the Board. This Plan shall terminate as of the first annual meeting of the Company's stockholders to occur on or after the tenth anniversary of its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

        Awards hereunder may be made at any time prior to the termination of this Plan, provided that no Incentive Stock Option may be granted later than 10 years after the effective date of this Plan. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.

        5.2    Amendments.    The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code and any rule of the New York Stock Exchange, or any other stock exchange on which shares of Common Stock are traded; provided, however, that no amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

        5.3    Agreement.    Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, the recipient of such award and, upon such execution and delivery of the Agreement to the Company within the time period specified by the Company, such award shall be effective as of the effective date set forth in the Agreement.

        5.4    Non-Transferability.    No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder's family members, a trust or entity established by the holder for estate planning purposes, a charitable organization designated by the holder or pursuant to a qualified domestic relations order. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder's lifetime only by the holder or the holder's legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

        5.5    Tax Withholding.    The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may

Annex A-11

be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the "Tax Date"), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, in either case equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

        5.6    Restrictions on Shares.    Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        5.7    Adjustment.    In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share, the terms of each outstanding Restricted Stock Award and Restricted Stock Unit Award, including the number and class of securities subject thereto, the terms of each outstanding Performance Unit, the maximum number of securities with respect to which options or SARs may be granted during any fiscal year of the Company to any one grantee, the maximum number of shares of Common Stock that may be awarded during any fiscal year of the Company to any one grantee pursuant to a Stock Award that is subject to Performance Measures, and the maximum amount that may be payable pursuant to any Performance Unit Award granted during any fiscal year of the Company to any one grantee shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair

Annex A-12

Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

        5.8    Change in Control.

        (a)  In the event of a "Change in Control," the Board, as constituted prior to the Change in Control, may, in its discretion:

    (1)
    require that (i) some or all outstanding options and SARs shall immediately become exercisable in full or in part, (ii) the Restriction Period applicable to some or all outstanding Restricted Stock Awards and Restricted Stock Unit Awards shall lapse in full or in part, (iii) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (iv) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target, maximum or any other level;

    (2)
    require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 5.7; and/or

    (3)
    require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (i) a cash payment in an amount equal to (A) in the case of an option or an SAR, the number of shares of Common Stock then subject to the portion of such option or SAR surrendered, whether or not vested or exercisable, multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the purchase price or base price per share of Common Stock subject to such option or SAR, (B) in the case of a Stock Award, the number of shares of Common Stock then subject to the portion of such award surrendered, whether or not vested, multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, and (C) in the case of a Performance Unit Award, the value of the Performance Units then subject to the portion of such award surrendered; (ii) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (i) above; or (iii) a combination of the payment of cash pursuant to clause (i) above and the issuance of shares pursuant to clause (ii) above.

        (b)  For purposes of this Plan, a "Change in Control" shall be deemed to have occurred if:

    (1)
    any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company; any trustee or other fiduciary holding securities under an employee benefit plan of the Company; or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company) is or becomes after the effective date of this Plan the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 35% or more of the combined voting power of the Company's then outstanding securities;

    (2)
    during any period of two consecutive years (not including any period prior to the effective date of this Plan), individuals who at the beginning of such period constitute the Board,

Annex A-13

      and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (1), (3) or (4) of this Section 5.8(b)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

    (3)
    the consummation of a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

    (4)
    the stockholders of the Company approve a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company's assets;

provided, that with respect to any nonqualified deferred compensation that becomes payable on account of the Change in Control, the transaction or event described in clause (1), (2), (3) or (4) also constitutes a "change in control event," as defined in Treasury Regulation §1.409A-3(i)(5) if required in order for the payment not to violate Section 409A of the Code.

        5.9    Deferrals.    The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

        5.10    No Right of Participation, Employment or Service.    Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

        5.11    Rights as Stockholder.    No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

        5.12    Designation of Beneficiary.    A holder of an award may file with the Company a written designation of one or more persons as such holder's beneficiary or beneficiaries (both primary and contingent) in the event of the holder's death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Committee. Each beneficiary designation shall become effective only when filed in writing with the Committee during the holder's lifetime on a

Annex A-14

form prescribed by the Committee. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder's executor, administrator, legal representative or similar person.

        5.13    Governing Law.    This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

        5.14    Foreign Employees.    Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

Annex A-15

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

DINEEQUITY, INC.

96409

INTERNET

http://www.proxyvoting.com/din

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

FOLD AND DETACH HERE

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS, “FOR” ITEMS 2 THROUGH 4 AND “FOR” EVERY 3 YEARS ON ITEM 5.	Please mark your votes as indicated in this example	☒

The Board of Directors recommends that you vote FOR the following:

1. ELECTION OF DIRECTORS: To elect the three Class II director nominees listed below for a three-year term.	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS

Nominees:	☐	☐	☐

01 Michael S. Gordon
02 Larry A. Kay
03 Julia A. Stewart

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

The Board of Directors recommends that you vote FOR the following:

	FOR	AGAINST	ABSTAIN

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year 2011.	☐	☐	☐

3. To approve of the adoption of the DineEquity, Inc. 2011 Stock Incentive Plan.	☐	☐	☐

4. To approve, in a non-binding vote, the compensation of the Company’s named executive officers.	☐	☐	☐

The Board of Directors recommends that you vote FOR 3 years.

	1 year	2 years	3 years	Abstain
5. To determine, in a non-binding vote, whether a stockholder vote to approve the compensation of the Company’s named executive officers should occur every one, two or three years.	☐	☐	☐	☐

		Mark Here for Address Change or Comments SEE REVERSE		☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

You can now access your DineEquity, Inc. account online.

Access your DineEquity, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for DineEquity, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2010 Annual Report to Stockholders are available at: http://bnymellon.mobular.net/bnymellon/din

FOLD AND DETACH HERE

PROXY

DINEEQUITY, INC.

2011 Annual Meeting of Stockholders to be held on May 17, 2011

450 North Brand Boulevard • Glendale, California 91203

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Julia A. Stewart and Bryan R. Adel, and each of them, with power to act without the other and with full power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of DineEquity, Inc. common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2011 Annual Meeting of Stockholders of DineEquity, Inc. to be held on Tuesday, May 17, 2011 at 9:00 a.m., local time, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted in accordance with the recommendations of the Board of Directors. If you are a participant in the DineEquity, Inc. 401(k) plan and some or all of your account under the 401(k) plan is invested in shares of DineEquity, Inc. common stock, this Proxy also serves as your voting instruction to direct Fidelity Management Trust Company as trustee of the 401(k) plan with respect to such shares. If you do not sign and return this Proxy, the shares credited to your account under the 401(k) plan will not be voted.

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

96409

(Continued and to be marked, dated and signed, on the other side)